EXHIBIT 10.9


                               SUBLEASE AGREEMENT


         THIS SUBLEASE (the "Sublease") dated for reference purposes October 1, 1999, is entered into by and between Wandel & Goltermann Technologies, Inc., a North Carolina corporation, hereinafter referred to as "Sublandlord", and Embrex, Inc., a North Carolina corporation, hereinafter referred to as "Subtenant".

         WHEREAS, W&G Instruments, Incorporated, a predecessor in interest of Sublandlord, as Tenant, and W&G Associates, a North Carolina Limited Partnership, as Landlord, hereinafter referred to as "Prime Landlord", entered into that certain Lease Agreement dated October 1, 1984, which Lease has been amended by instruments dated January 31, 1986, October 1, 1989, January 24, 1994, February 23, 1999, and October 1, 1999 (said Lease as amended being referred to herein as the "Prime Lease") pertaining to the rental of certain premises on Swabia Court, Durham, NC, more particularly described as Lot S-5B, containing 10 acres as shown on plat of survey recorded in Plat Book 131, Page 87, Durham County Registry (the "Premises");

         WHEREAS, Sublandlord desires to sublet a portion of the Premises to Subtenant (defined herein as the "Sublease Premises"), subject to the written consent of the Prime Landlord, and Subtenant desires to sublet the Sublease Premises from Sublandlord, all on the terms and conditions set forth in this Sublease;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Sublandlord and Subtenant agree as follows:

         1. Unless otherwise defined in this Sublease, all capitalized terms used herein that are defined in the Prime Lease shall have the meaning ascribed to such terms in the Prime Lease.

         2. The Prime Lease is attached hereto and by reference made a part hereof as Exhibit C. Except as otherwise expressly provided herein, this Sublease is subject to and made upon all the terms, covenants and conditions of the Prime Lease, with the same force and effect as if fully set forth therein. It is the intention of the parties hereto that, except as otherwise expressly provided in this Sublease, and except as inapplicable hereto or inconsistent herewith, the relationship between Sublandlord and Subtenant with respect to the Sublease Premises shall be governed by the provisions of the Prime Lease as if they have been set forth in full in this Sublease with the term "Sublandlord" replacing the term "Landlord" and the term "Subtenant " replacing the term "Tenant".

         3. All of the non-monetary obligations contained in the Prime Lease conferred and imposed upon Sublandlord (as Tenant therein) with respect to the Sublease Premises, except as modified and amended by this Sublease, and all rights and privileges conferred upon Sublandlord (as Tenant therein) with respect to the Sublease Premises, are hereby conferred and imposed upon Subtenant. Except as expressly modified and amended by this Sublease or inconsistent herewith, Subtenant covenants and agrees fully and faithfully to perform the non-monetary obligations and conditions of the Prime Lease with respect to the Sublease Premises on Sublandlord's part to be performed. Subtenant further agrees, as an express inducement for

Sublandlord executing this Sublease, that, with respect to the Sublease Premises, if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Prime Lease, then, except to the extent expressly agreed by Prime Landlord in consenting to this Sublease, the provisions of the Prime Lease shall prevail with respect to the Sublease Premises. Except as expressly provided to the contrary in this Sublease, the remedies of the parties, as Subtenant and Sublandlord hereunder, shall be the same as the respective remedies of the "Landlord" and "Tenant" under the Prime Lease.

Subtenant shall pay to Sublandlord, within five (5) days after demand therefor by Sublandlord, any and all sums (except rent under the Prime Lease) due pursuant to the Prime Lease with respect to the Sublease Premises; provided, however (and as an express departure from the terms of the Prime Lease), except as set forth in or determined by Section 6 of this Sublease, through and including December 31, 2000, Subtenant shall have no liability for Sublandlord's obligations under Section 3.2 of the Prime Lease and through and including December 31, 2000, Subtenant shall have no liability under Section 5.1 of the Prime Lease. Notwithstanding the foregoing but subject to any agreement of Sublandlord and Subtenant pursuant to Section 6 hereof with respect to an allocation of responsibility between them with respect to certain conditions of the Sublease Premises, Tenant shall comply with all laws, ordinances, and regulations of any lawful authority with respect to Subtenant's particular use and occupancy of the Sublease Premises provided that such compliance does not require any repairs, reconstruction, or improvements that are not expressly the result of Subtenant's particular use and occupancy of the Sublease Premises.

Notwithstanding anything to the contrary herein, Sublandlord shall have no duty itself to perform any obligations of Prime Landlord, including, without limitation, constructing any improvements to the Sublease Premises, nor shall such default of Prime Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder.

Notwithstanding anything to the contrary herein, Sublandlord expressly agrees that through and including December 31, 2000, Subtenant, except as set forth in or determined by Section 6, shall have no obligation or liabilities with respect to the roof, foundation, load-bearing walls, fire and safety systems, and parking lot except to the extent directly attributable to the intentional acts or negligence of Subtenant, its employees, agents, representatives, invitees, and contractors. The foregoing is an allocation of responsibility of certain obligations with respect to the Sublease Premises between Sublandlord and Subtenant and shall not affect the obligations owed by Sublandlord to Prime Landlord under the Prime Lease.

         4. Subject to the terms of the second and third paragraphs of Section 5 of this Sublease, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises for a term of approximately seventy-two (72) months (the "Initial Sublease Term") commencing on October 1, 1999 (the "Commencement Date") and expiring on September 30, 2005 (the "Expiration Date"). Notwithstanding the occurrence of the Commencement Date on October 1, 1999, Subtenant's only monetary obligation under this Sublease until its actual occupancy of the Sublease Premises shall be to pay rent as set forth in Section 6.

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

         5. Subject to a Right of First Refusal for additional space as set forth in Section 7 hereof, the Sublease Premises shall be approximately 44,725 rentable square feet defined for purposes hereof as the combination of the "Initial Sublease Premises" and the "Expansion Sublease Premises" as defined below and as more particularly shown in the attached Exhibit B.

Effective from the Commencement Date until September 30, 2000, Subtenant shall sublease from Sublandlord and Sublandlord shall sublease to Subtenant an area of approximately 20,837 rentable square feet as shown on Exhibit B (the "Initial Sublease Premises").

Effective October 1, 2000 and continuing through the remainder of the Initial Sublease Term or any extension thereof, Subtenant shall sublease from Sublandlord and Sublandlord shall sublease to Subtenant an additional area totaling approximately 23,888 rentable square feet as shown on Exhibit B (the "Expansion Sublease Premises"). Rent for the Expansion Sublease Premises is incorporated into the Rent Schedule below.

         6. Subtenant shall pay Sublandlord monthly rent throughout the Initial Sublease Term or any extension thereof, in advance on the first day of each and every month of the Initial Sublease Term or any extension thereof in the amounts set forth in the Rent Schedule below. All rent and any other sums due to Sublandlord shall be paid to Sublandlord at 1030 Swabia Court, P.O. Box 13585, Research Triangle Park, NC 27709-3585, or at such other address directed by Sublandlord to Subtenant in writing. The first monthly installment of rent, Twenty-Two Thousand Five Hundred Seventy-Three Dollars and Forty-Two Cents ($22,573.42), shall be paid and delivered to Sublandlord at execution of this Sublease by Subtenant, provided, however, that if the Commencement Date occurs on a day other than the first day of the month, rent for the first month of the Initial Sublease Term shall be pro-rated based on the number of days remaining in the first month of the Initial Sublease Term. Notwithstanding the foregoing, Subtenant shall not be obligated to pay rent to Sublandlord until Sublandlord and Subtenant have agreed upon the repairs, replacements, or improvements required to be made to the Sublease Premises or Building (as hereinafter defined) as hereinafter set forth in this Section 6. If neither Sublandlord nor Subtenant has terminated this Sublease pursuant to the terms of this Section 6, Subtenant shall pay to Sublandlord rent from the Commencement Date to the date of delivery to Subtenant of an amendment to this Sublease acceptable to Sublandlord and Subtenant setting forth the repairs, replacements, or improvements the parties have agreed each shall make to the Sublease Premises. If this Sublease is terminated pursuant to the terms of this Section 6, Subtenant shall pay to Sublandlord with its notice of termination or promptly after receipt from Sublandlord of its notice of termination, as its total obligation to pay rent under this Sublease, two and one-half (2 1/2) months' installments of rent in the amount of Fifty-Six Thousand Four Hundred Thirty-Three Dollars and Fifty-Five Cents ($56,433.55).


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

        RENT SCHEDULE:
        -------------
                                                                    RENT
        PERIOD                    $/RSF/YR.      MONTHLY RENT       STRUCTURE
       ------------------------------------------------- --------------------
        10/01/99 - 09/30/00       $13.00         $22,573.42         Full-Service
        10/01/00 - 12/31/00       $13.39         $49,905.65         Full-Service
        01/01/01 - 09/30/01       $ 9.14         $34,065.54         Triple-Net
        10/01/01 - 09/30/02       $ 9.41         $35,087.51         Triple-Net
        10/01/02 - 09/30/03       $ 9.70         $36,140.13         Triple-Net
        10/01/03 - 09/30/04       $ 9.99         $37,233.56         Triple-Net
        10/01/04 - 09/30/05       $10.29         $38,351.69         Triple-Net.

As per the Rent Schedule above, the rent during the Initial Sublease Term shall adjust on January 1, 2001 from "Full-Service" to "Triple-Net". For purposes of this Sublease, "Full-Service" shall be deemed to include the following expenses and services to be provided at Sublandlord's sole cost and expense:

     o JANITORIAL - regular trash removal, maintenance, dusting, vacuuming and cleaning of lavatories but in no event at a lesser frequency than that provided for Sublandlord's own facilities.

     o EXTERIOR MAINTENANCE - pertains to landscaping, parking lots, sidewalks, and windows.

     o STRUCTURAL/INTERIOR MAINTENANCE - pertains to the building's structure including foundation, walls, roof, floor, light fixtures and bulbs, and all mechanical systems (including HVAC) and plumbing.

     o   PROPORTIONATE SHARE OF REAL ESTATE TAXES

     o   PROPORTIONATE SHARE OF REAL PROPERTY INSURANCE UNDER PRIME LEASE

     o ALL UTILITIES - water for lavatory and drinking purposes, gas, sewer and electricity. In regards to electric service, said service shall be provided specifically to power Subtenant's lights, plugs and HVAC, at the same level at which said services are available to Sublandlord. Until that time that the rental structure becomes "triple-net" and Subtenant's utilities are separately metered, Subtenant shall utilize only normal, non-heat generating office equipment such as personal computers, copiers, fax machines, printers, refrigerators, vending machines and coffee makers.

     o HVAC - heating and cooling for the Sublease Premises so as to maintain an average temperature of 72 degrees Fahrenheit, plus or minus 2 degrees.

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

     o CARD READER SYSTEM - During the period in which the Rent is "Full-Service", Sublandlord shall provide Subtenant with Card Reader Access services, at the same level at which said services are available to Sublandlord. Upon the Rent becoming "Triple-Net", to the extent that Sublandlord continues to operate and share use of its Card Reader Access System, Sublandlord agrees to continue to provide, at its expense, Card Reader services to Subtenant.

Notwithstanding the foregoing, if Sublandlord notifies Subtenant that Sublandlord will not make some or all of the repairs or replacements indicated in the inspection report described in the third following paragraph, "Triple-Net" shall not include such repairs or replacements.

"Proportionate Share" shall mean 41.08% (20,837 RSF/ 50,725 RSF) for the period when Subtenant subleases the Initial Sublease Premises, 88.17% (44,725 RSF / 50,725 RSF) when Subtenant subleases the Initial Subleases Premises and the Expanded Sublease Premises, and 100% should Subtenant sublease the entire Premises.

Before Subtenant is permitted to occupy the Sublease Premises, the Sublease Premises shall be inspected by a building inspector reasonably acceptable to Sublandlord and Subtenant, whose report (the "Report") shall be delivered to Sublandlord and Subtenant by January 20, 2000. The scope of the inspection, for purposes of this Sublease, shall be limited to determining whether the structure of the Sublease Premises and its HVAC, plumbing, mechanical, electrical and fire protection systems are in good condition and working order and whether the Sublease Premises currently comply with all applicable local, state, and federal laws and regulations related to occupancy of the Sublease Premises by Subtenant for its intended uses, it being understood that except as Sublandlord may otherwise agree after its review of the Report, Subtenant is otherwise leasing the Sublease Premises "as is." All costs and expenses incurred in connection with this inspection shall be the sole responsibility of Subtenant. Sublandlord shall deliver to Subtenant within ten (10) days after receipt of a copy of the Report a statement indicating which, if any of the defects or non-complying conditions noted in the Report, Sublandlord is willing to repair or replace at its expense; provided, however, Sublandlord at its sole cost and expense shall bear the cost of making the existing bathroom facilities serving the Sublease Premises comply with the requirements of The Americans With Disabilities Act ("ADA") to the same extent that would be required if Sublandlord were to continue its prior use of the Building. Subtenant shall then have ten (10) days after receipt of Sublandlord's statement to accept Sublandlord's proposal with respect to the repairs and replacements recommended in the Report, to reject Sublandlord's statement in its entirety, or to propose an alternative description of the repairs and replacements for which Sublandlord and Subtenant would be responsible; provided, however, Subtenant shall be responsible at its cost and expense for additions or improvements to the existing bathroom facilities to accommodate its use beyond that for which Sublandlord is responsible under the preceding sentence. If Sublandlord and Subtenant agree as to the repairs and replacements for which each is responsible, Sublandlord and Subtenant shall enter into the appropriate amendment to this Sublease to reflect the allocation of their respective responsibilities for repairs or replacements to the Sublease Premises. If, after good faith efforts to negotiate their differences, Sublandlord and Subtenant have not agreed on such an allocation of responsibility by March 1,


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

2000, each shall have the right to terminate this Sublease upon written notice to the other in which event neither party shall have any other or further obligations to the other under this Sublease, except for any obligations which accrued before the date of such termination and further except that Subtenant shall pay to Sublandlord two and one-half (2 1/2) months' rent referenced in the first paragraph of this Section 6 in consideration of Sublandlord keeping the Premises off the market during the negotiation of this Sublease and the security deposit shall be returned to Subtenant.

For purposes hereof, unless stated elsewhere herein to the contrary, "Triple-Net" shall be defined as that rent structure and treatment of all those expenses and services, including but not limited to, those services and associated expenses outlined under the definition of "Full-Service" above, which are required to occupy and conduct business in the Sublease Premises and as set forth in the Prime Lease (but with respect to only the Sublease Premises or Subtenant's Proportionate Share of the Building or the Premises), including, but not limited to, the parking lot, walkways, exterior lighting, landscaping, and all HVAC, mechanical, roof and structural maintenance and repair. Therefore, at the effective date on which the rent adjusts from Full-Service to Triple-Net (i.e., on January 1, 2001), in addition to the monthly rent stated in the Rent Schedule above, Subtenant shall contract directly with service providers for its utilities and other services used in the Sublease Premises, including, but not limited to, janitorial services and trash removal services, and shall pay all charges for said utilities and services directly to the relevant service provider. Notwithstanding the foregoing, to the extent services with respect to the parking lot, walkways, exterior lighting, and landscaping are currently contracted by Sublandlord, Subtenant may meet its obligations under this paragraph by paying to Sublandlord promptly after receipt of an invoice and supporting documentation Subtenant's Proportionate Share of such expenses. To the extent that the elements or components of the Building for which Subtenant is responsible under this paragraph service space other than the Sublease Premises, Subtenant shall only pay its Proportionate Share of such expenses. In the event Subtenant assumes responsibility for any of the foregoing services currently contracted by Sublandlord, Sublandlord shall pay to Subtenant promptly after receipt of an invoice and supporting documentation Sublandlord's proportionate share of such expenses, which proportionate share shall be 11.83% unless Subtenant occupies the entire Building, in which event Sublandlord's proportionate share shall be 0.

In addition, Subtenant shall reimburse Sublandlord Subtenant's Proportionate Share of taxes and insurance expenses and any increase therein with respect to the Premises required to be paid by Sublandlord under the Prime Lease, which amounts shall be paid to Sublandlord along with Subtenant's monthly rent. The first monthly reimbursement of said expenses shall be paid and delivered to Sublandlord, together with the then escalated monthly rent under this Sublease, in advance of the first day of the first month in which the rent becomes Triple-Net, as per the Rent Schedule above. Sublandlord shall provide Subtenant with a statement detailing such expenses no fewer than thirty (30) days before the date when the Triple-Net rent becomes effective and at least thirty (30) days before any escalation of such expenses.

After this Sublease converts to a "Triple-Net" lease on January 1, 2001, Subtenant shall cause the exterior of the Sublease Premises to be maintained in a manner consistent with the maintenance of the exterior of Sublandlord's leased property on Swabia Court known as Lot S-5A containing five (5) acres as shown on plat of survey recorded in Plat Book 131, Page 87, Durham County Registry (the "W&G Building"). Sublandlord shall provide to Subtenant a schedule of exterior maintenance such as parking lot restriping, parking lot sweeping, exterior painting, and window washing currently in place (meaning as of the date Subtenant occupies the Sublease Premises) with respect to the W&G Building. Subtenant shall not be obligated under this paragraph to any level of service or maintenance with respect to the exterior of the Sublease Premises greater than that in place for the W&G Building when Subtenant occupies the Sublease Premises.

Throughout the Initial Sublease Term and any extension thereof, Sublandlord shall notify Subtenant within thirty (30) days of any increase or decrease in any reimbursable expenses once Sublandlord has received such information from Prime Landlord. Sublandlord shall deliver to Subtenant such information supporting or substantiating such expenses under the Prime Lease as Subtenant may reasonably request.

Notwithstanding anything contained herein to the contrary, if, due to the gross negligence or intentional misconduct of Prime Landlord or Sublandlord or their respective employees, agents, representatives, or contractors, any of the foregoing services is not continuously provided to Subtenant and such failure to provide continues for ten (10) business days, rent shall abate until such service is restored, Sublandlord agreeing to exercise best efforts to restore such service. In no event, however, shall Prime Landlord or Sublandlord be liable to Subtenant for consequential damages as a result of any failure to provide such services or as a result of the interruption in such services. The foregoing shall not affect in any way the obligations of Sublandlord to pay rent to Prime Landlord under the Prime Lease, which does not allow abatement of rent.

         7. Sublandlord intends to continue to occupy after the Commencement Date a portion of the Premises comprising the cafeteria, kitchen, and adjacent lab area, totaling approximately 6,000 rentable square feet, and as is more particularly shown in the attached Exhibit B (the "Retained Space"). During the Initial Sublease Term or any extension thereof, Subtenant shall have a continuous, exclusive Right of First Refusal on that portion of the Retained Space which Sublandlord may make available for sublet.

Space subleased by Subtenant by Right of First Refusal shall be sublet on the same terms and conditions of the Sublease. All space subleased under the Right of First Refusal shall be delivered in "as-is" condition with Sublandlord's personal property first removed, space broom-cleaned, and all mechanical systems in good working order with all regularly scheduled maintenance first completed. Subtenant shall have fifteen (15) days after receipt by Subtenant of written notice to refuse that portion of the Retained Space being made available for sublease.

Notwithstanding the foregoing, if Sublandlord opts to cease operations of its cafeteria and has no plans to reutilize that portion of the Retained Space for other purposes of its own, Subtenant, together with its Right of First Refusal for the space, shall have a right to operate its own cafeteria facility. In conjunction therewith, Subtenant shall have a Right of First Offer on the tables, chairs, and all kitchen equipment owned by Sublandlord, said offer to be made within 15 days of receiving notice as to its availability.

         8. Sublandlord grants Subtenant an option to extend the Initial Sublease Term for three (3) renewal periods of two (2) years each (individually or collectively, the "Extended Sublease Term") commencing upon the expiration of the Initial Sublease Term on the same terms and conditions as contained in this Sublease except rent. This option shall be exercised only by delivery of written notice to Sublandlord no later than two hundred ten days (210) before the Expiration Date or the expiration of any Extended Sublease Term. Rent for the first year of the first Extended Sublease Term shall be the escalated "Triple-Net" rental payable in the last year of the Initial Sublease Term increased by four percent (4%) and increased each year thereafter by four percent (4%). If Sublandlord receives at least two hundred ten (210) days advance written notice of Subtenant's exercise of its options to extend the Initial Sublease Term, Sublandlord shall timely exercise its renewal terms under the Prime Lease as necessary to provide Subtenant the renewal term or terms provided in this Section 8.

         9. The Right of First Refusal belonging to Sublandlord per Section 7 of the Third Amendment to Lease of the Prime Lease regarding the purchase of the property on which the Sublease Premises is located shall not transfer under this Sublease to Subtenant. Said First Right of Refusal shall remain valid, in force, and available to Sublandlord.

         10. Subtenant acknowledges that this Sublease shall not be effective unless and until Prime Landlord's written consent is given.

         11. Upon receiving any written notice, statement or other written communication from Prime Landlord which pertains to the Premises or Sublease Premises, the party receiving such notice shall promptly forward a copy of such notice to the other.

         12. It is understood and agreed by all parties hereto that neither the sublease of the Sublease Premises nor anything contained in this Sublease shall release Sublandlord from its duty and obligation to perform and be bound by all the covenants, terms, and conditions contained in the Prime Lease with Prime Landlord; provided, however, that Subtenant, except as expressly provided herein to the contrary, shall perform all such duties and obligations and be bound by such covenants, terms, and conditions in the first instance but only with respect to the Sublease Premises.

         13. Sublandlord agrees that if Subtenant pays all rents and other sums due hereunder and performs all of the terms and conditions of this Sublease and of the Prime Lease required hereunder, Subtenant's quiet enjoyment of the Sublease Premises for the term of this Sublease shall not be disturbed or interfered with by Sublandlord. Provided Subtenant pays all rents and other sums due hereunder and performs all of the terms and conditions of this Sublease and of the Prime Lease required hereunder, Sublandlord shall defend, indemnify, and hold harmless Subtenant from all costs, expenses, liabilities, damages, actions, and proceeding caused by Sublandlord's failure to pay the rent and other sums due under the Prime Lease and to perform any obligations under the Prime Lease that are the obligation of Sublandlord to perform.

         14. Subtenant agrees that it will not assign this Sublease or sublet the Sublease Premises without the prior written approval of Prime Landlord and Sublandlord, which approval by Sublandlord will not be unreasonably withheld, conditioned, or delayed. Acquisition of all or substantially all of the stock or assets of Subtenant by an unrelated third party shall not be deemed an assignment or sublease or other transfer of Subtenant's interest in this Sublease or the Sublease Premises provided the following conditions are satisfied: (a) Subtenant shall give Sublandlord written notice of such acquisition at least sixty (60) days before the anticipated effective date of such acquisition (the "Effective Acquisition Date"); (b) the acquirer of the stock or assets of Subtenant (the "Acquirer") shall not be a competitor of Sublandlord or Prime Landlord in the reasonable judgment of Sublandlord and Prime Landlord; (c) the Acquirer shall have a creditworthiness equal to or greater than that of Subtenant as of the date hereof in the reasonable judgment of Sublandlord and Prime Landlord; (d) Subtenant shall not be in default hereunder as of the Effective Acquisition Date; (e) the Acquirer shall execute and deliver to Sublandlord and Prime Landlord a written acknowledgment of assumption of Subtenant's obligations under this Sublease in form and substance acceptable to Sublandlord and Prime Landlord; and (f) Subtenant shall not be released from its obligations hereunder but shall continue to be liable for all obligations of Subtenant under this Sublease. Subtenant shall provide to Sublandlord and Prime Landlord such documents and information as may be reasonably requested in order to determine whether the conditions in this Section 14 have been satisfied.

         15. During the term of this Sublease, Subtenant, at its sole cost and expense and for the mutual benefit of the Sublandlord, Prime Landlord and Subtenant, shall carry and maintain casualty insurance for the full replacement cost of the Sublease Premises and comprehensive public liability insurance, including property damage, insuring Sublandlord, Prime Landlord, and Subtenant against liability for injury to persons or property occurring in or about the Sublease Premises arising out of the ownership, maintenance, use, or occupancy thereof, and Subtenant shall name Sublandlord and Prime Landlord as additional insureds hereunder. Said liability insurance shall be in amounts as called for in the Prime Lease. On or before the Commencement Date, Subtenant shall deliver to Sublandlord a copy of a Certificate of Insurance evidencing that such insurance has been purchased and is in effect. Any insurance which Subtenant is required to maintain under this Sublease shall include a provision which requires the insurance carrier to give Prime Landlord and Sublandlord not fewer than thirty (30) days' written notice before any cancellation or modification of such coverage. Further, if Subtenant fails to maintain said liability insurance, this act shall be a material breach of this Sublease, and Sublandlord may elect any of its remedies under this Sublease, and, in addition, Sublandlord may obtain such insurance on behalf of Subtenant, in which case Subtenant shall reimburse Sublandlord for the costs thereof within fifteen (15) days after receipt of a statement indicating the cost of such insurance. If Subtenant cannot obtain casualty insurance for only the portion of the Premises containing the Sublease Premises, Subtenant shall carry and maintain casualty insurance for all of the Premises and Sublandlord, within fifteen (15) days after receipt of a statement indicating Sublandlord's proportionate share of such premium, shall reimburse Subtenant for the cost thereof. Sublandlord's proportionate share shall be fifty-eight and ninety-two one hundredths percent (58.92%) when Subtenant is leasing only the Initial Sublease Premises and eleven and eighty-three one hundredths percent (11.83%) when Subtenant is leasing the Sublease Premises. The casualty insurance to be maintained with respect to the Sublease Premises (or with respect to the

Premises if applicable) shall be payable to Sublandlord, and if such proceeds shall be paid to Subtenant, Subtenant agrees to hold such proceeds in trust for Sublandlord.

         16. Subtenant shall not do or permit to be done or omit or permit to be omitted any act or thing that will constitute or cause a breach or violation of any of the terms, covenants, or conditions of the Prime Lease (to the extent applicable to the Sublease Premises) or this Sublease. In addition, Subtenant is expressly prohibited from using the Sublease Premises in a manner, or storing materials therein, which would constitute an environmental violation under any of the applicable laws, rules, or regulations. Each party will defend, indemnify, and hold harmless the other from and against all losses, costs, damages, expenses, liability, actions, orders, and proceedings, including reasonable attorneys' fees actually incurred at standard hourly rates, which such party may incur or pay out by reason of injuries to person or property occurring in, on, or about the Sublease Premises, occasioned by the other party's use, occupancy, negligence, or intentional acts or by reason of any breach or default of this Sublease.

Sublandlord hereby represents that to the best of its knowledge ("Knowledge" is defined for the purposes hereof as the actual knowledge of the officers of Sublandlord who are directly engaged in the management of the sublease transaction contemplated herein), Sublandlord knows of no facts or circumstances related to environmental matters concerning the Sublease Premises that could lead to any future environmental claims, liabilities, or responsibilities against Subtenant. Sublandlord shall defend, indemnify, and hold Subtenant harmless from all costs, expenses, losses, damages, liabilities, claims, actions, orders, or proceedings (including attorney's fees) arising out of the operations or activities or presence of Sublandlord on the Sublease Premises relating to environmental matters.

         17. Sublandlord makes no representation with respect to this transaction or the Sublease Premises, except as specifically set forth herein, and Subtenant expressly acknowledges that no such representations have been made. Except as otherwise expressly provided in Exhibit A attached to and made a part hereof and except as may be provided in any amendment to this Sublease , Subtenant takes possession of the Sublease Premises in their "as is" condition.

         18. Any alterations, additions, or improvements made by Subtenant in the Initial Sublease Premises or Expansion Sublease Premises, including those contemplated to be made as set forth in Exhibit D attached hereto, shall be made in compliance with the Prime Lease, performed in a good and workmanlike manner by a bonded (if deemed necessary by Sublandlord and Prime Landlord in their reasonable discretion, taking into account the cost and scope of the proposed alterations, additions, or improvements), insured and reputable contractor, any and all such work being subject to approval by Sublandlord and Prime Landlord, which approval by Sublandlord and Prime Landlord shall not to be unreasonably withheld, conditioned, or delayed in each case, and compliant with all relevant building and fire codes. Subtenant shall permit no mechanic's liens to be placed against the Sublease Premises or any portion thereof for services performed or materials supplied at the request of or for the benefit of Subtenant; provided, however, Subtenant shall have the right to contest the correctness or validity of any such lien if, immediately upon demand by Sublandlord, Subtenant procures and records a lien release bond in form and substance sufficient under the General Statutes of North Carolina to release the Sublease Premises from such lien.

Notwithstanding anything contained herein to the contrary, except as expressly contemplated by this Sublease with the consent of Prime Landlord and Sublandlord, Subtenant shall not make any changes or take any actions which would adversely affect the structural integrity of the Building, including foundation, roof, and load-bearing walls, or the mechanical systems serving the Building.

Notwithstanding anything contained herein to the contrary, the listing in Exhibit D of certain work that Subtenant may desire to undertake does not constitute Prime Landlord's or Sublandlord's approval of any of such items. No alterations, additions, or improvements may be made without the prior approval of Sublandlord and Prime Landlord, which approval shall not be unreasonably withheld. Sublandlord and Prime Landlord reserve the right to approve or not approve any work (subject to the foregoing reasonableness standard), including the items hereinabove listed, after submission by Subtenant in good faith of detailed plans and specifications which reasonably describe the scope and extent of the proposed work, but Sublandlord and Prime Landlord shall have the burden of showing beyond a commercially reasonable doubt that the improvements shown on the submitted plans and specifications are not improvements contemplated by this Sublease or are otherwise not in conformance with the Prime Lease or this Sublease. Subtenant shall use reasonable efforts to deliver to Sublandlord and Prime Landlord by July 1, 2000 the plans and specifications for the improvements contemplated by Exhibit D.

         19. Subtenant agrees at its expense to keep and maintain the Sublease Premises in good repair and in a good, sanitary, and safe condition. If so required by Prime Landlord or Sublandlord, and to the extent either Subtenant's trade fixtures and equipment or the improvements, alterations, or additions performed by Subtenant cannot be utilized in whole or in part by the next tenant of the Sublease Premises, as determined by Sublandlord and Prime Landlord in their reasonable discretion, upon expiration or sooner termination of the Initial Sublease Term or any extension thereof, Subtenant shall remove its trade fixtures and equipment and such alterations, improvements, or additions made by Subtenant as required by Sublandlord and shall restore the Initial Sublease Premises and Expansion Sublease Premises to the same condition and repair as delivered to it at commencement, reasonable wear and tear and loss by insured casualty excepted; provided that underground, under-floor, or behind-wall elements or pipes or wiring are not required to be removed, Subtenant agreeing that drains or other openings or apertures will be capped or filled as required by Sublandlord or Prime Landlord.

         20. In addition to funding and performing the Improvements outlined in attached Exhibit A, upon (a) full-execution of this Sublease and receipt of Consent of Prime Landlord to Sublease attached and (b) receipt of the Security Deposit set forth in Section 25 hereof, Sublandlord shall pay Subtenant Thirty Thousand Dollars ($30,000) (the "Cash Inducement"). The Cash Inducement may be used by Subtenant for whatever purposes it pleases (e.g. telecommunication expenses, signage, furniture, rent, other, etc.)

         21. Subtenant shall, at its sole cost and expense, provide all of its own telecommunication and networking needs, including installation of systems and wiring in the Initial Sublease Premises and Expansion Sublease Premises. Subtenant's telecommunications and networking equipment shall be installed in a mutually acceptable location not to be within Sublandlord's existing telecommunications closet.

Expressly notwithstanding anything contained herein or in the Prime Lease to the contrary, Subtenant shall not be required to remove that portion of its telecommunications and networking equipment located underground, behind walls, or under floors upon vacating the Sublease Premises other than at its own discretion.

Sublandlord intends to continue to locate and operate its telecommunications equipment in the existing telecommunications closet located within the Initial Sublease Premises. From time to time and with reasonable advance notice, Sublandlord reserves the right to access this telecommunications closet for means of service and installations during Subtenant's business hours.

Subtenant, at its expense, shall have the right to run fiber optic cable from its premises at 1035 Swabia Court to the Sublease Premises. Said right shall be subject to the approval of Prime Landlord and all other relevant parties requiring prior approval or permits. Subtenant shall promptly submit to Sublandlord and Prime Landlord plans/schematics of said fiber optic installations.

If so required by Prime Landlord or Sublandlord, upon expiration or sooner termination of the Initial Sublease Term or any extension thereof, Subtenant shall remove the entire length of fiber optic cable which may or may not include that portion of cable running within the Sublease Premises. Upon said removal, Subtenant shall reasonably repair and restore the ground and any part of the structure impacted by said cable installation and removal.

         22. Subtenant shall have the non-exclusive right to a maximum of one hundred ten (110) parking spaces during the Initial Sublease Term and any extension thereof, free of charge, which spaces shall be made available to Subtenant on a non-exclusive basis in the area shown on Exhibit E attached hereto.

         23. Subtenant, at its sole cost and expense, may install signage on the facade of the building on the Premises (the "Building") and at all monument and directional sign locations which currently read or recently read "ATE". Before the Commencement Date, Sublandlord, at its sole cost and expense, shall remove the "WG" sign on the facade of the Sublease Premises. Said signage shall be subject to the approval of Prime Landlord and Sublandlord, which approval by Sublandlord shall not be unreasonably withheld, conditioned, or delayed, and same shall be subject to all governmental permits and regulations as well as the covenants of Imperial Center, the master-planned development in which the Sublease Premises is located.

         24. Subtenant shall have access to Sublandlord's on-site cafeteria. Subtenant shall pay non-subsidized prices for all goods purchased and shall comply with the rules, regulations, and hours of operation (6AM to 3PM) currently in place. Subtenant may not access the cafeteria during planned corporate events of Sublandlord, which Sublandlord shall make Subtenant aware of with reasonable advance written notice.

Access shall be limited only to those employees of Subtenant who are officed within the Initial Sublease Premises or Expansion Sublease Premises, and their guests. Subtenant shall require all of its employees and guests to comply with the applicable rules and regulations of the cafeteria, with non-compliance triggering Sublandlord's right to prohibit the violating individual or individuals from further use of the cafeteria.

In good faith, Sublandlord is providing Subtenant with access to its cafeteria as an amenity. However, Sublandlord shall have the right at any time during the Initial Sublease Term or any extension thereof to cease operating a cafeteria within the Building.

         25. As security for Subtenant's obligations under this Sublease, Subtenant shall deposit with Sublandlord, first, together with the payment made at Sublease execution of the first monthly installment of rent, and if applicable expenses and/or other personal property of Sublandlord purchased by Subtenant, the sum of Forty-Five Thousand One Hundred Forty-Six Dollars and Eighty-Four Cents ($45,146.84) AND second, together with the first payment of monthly rent to be paid following the delivery of the Expansion Sublease Premises, the sum of Forty-Nine Thousand Nine Hundred Five Dollars and Sixty-Five Cents ($49,905.65). Sublandlord shall keep the security deposit separate from its general funds and deposited in an interest-bearing account. Subtenant shall be entitled to interest earned on the security deposit annually or as accrued at the expiration of the Term or extension thereof.

The security deposit will not be a limitation on Sublandlord's damages or other rights under this Sublease, or an advance on the payment of any amounts due from Subtenant under this Sublease. If Subtenant pays all such due amounts and performs all of its obligations under this Sublease, Sublandlord will return the unused portion of the security deposit to Subtenant within thirty (30) days after the end of the Initial Sublease Term or any extension thereof.

         26. Subtenant shall not do or permit to be done or permit to be omitted any act or thing in or with respect to the Sublease Premises which will constitute or cause a breach or violation of any of the terms, covenants, or conditions of the Prime Lease; provided, however, the foregoing shall not apply to the obligation of Sublandlord to pay rent and other sums due under the Prime Lease so long as Subtenant has fulfilled its obligations to Sublandlord hereunder with respect to payment of rent and other sums reserved in this Sublease.

         27. The parties also agree that: (a) Subtenant shall use and occupy the Sublease Premises for general office, manufacturing, research, and laboratory purposes associated with the conduct of Subtenant's business, as is permitted under the covenants of Imperial Center and all applicable zoning and other governmental regulations; (b) Sublandlord's refusal to consent to or to approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Prime Lease, shall be deemed reasonable if Prime Landlord has refused to give such consent or approval, Sublandlord agreeing to use reasonable efforts and good faith to assist Subtenant in obtaining Prime Landlord's consent; (c) if for any reason the term of the Prime Lease shall be terminated prior to the Expiration Date (Sublandlord, and Prime Landlord by its consent hereto, agreeing that the Prime Lease may not be terminated for any reason other than a default by Sublandlord or Prime Landlord or other event (such as condemnation or casualty) which allows either party to terminate pursuant to the terms of the Prime Lease without Subtenant's prior written consent), this Sublease shall thereupon be automatically terminated, and Sublandlord shall not be liable to Subtenant by reason thereof, unless such termination shall have been affected because of the breach or default by Sublandlord under the Prime Lease not occasioned by any breach or default by Subtenant, but Subtenant shall be entitled to whatever rights and remedies against the Prime Landlord that may be available to Sublandlord in connection with such termination, provided, however, that Subtenant shall receive from Sublandlord prompt notice of any default under the Prime Lease by Sublandlord and Subtenant shall have the right to cure such default; and (d) Subtenant acknowledges and agrees that in the event Subtenant fails to vacate the Sublease Premises when required hereunder, Sublandlord may incur damages under the terms of the Prime Lease. In such event, Subtenant agrees to indemnify and hold harmless Sublandlord from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees actually incurred at standard hourly rates) incurred by Sublandlord arising out of such failure.

         28. Subtenant shall have no right or interest in, and shall make no claim with respect to, any condemnation proceeds or other compensation awarded upon a total or partial taking of the Sublease Premises.

         29. Sublandlord shall have no obligation or liability to Subtenant in the event that Prime Landlord fails to perform any of its obligations under the Prime Lease, unless such failure arose as a result of Sublandlord's defaulting in the performance of any of Sublandlord's obligations under the Prime Lease beyond any applicable cure periods contained therein. If the Sublease Premises shall be destroyed or if so much of the Sublease Premises shall be damaged that Subtenant cannot conduct its business therein, and if in the reasonable opinion of a contractor or architect mutually satisfactory to Sublandlord and Subtenant the Sublease Premises cannot be repaired or reconstructed within 150 days after the occurrence of the casualty, Sublandlord and Subtenant, upon written notice to the other, shall each have the right to terminate this Sublease within ten
(10) business days after receipt of the written opinion of the approved contractor or architect. Upon such termination, rent and additional rent due under this Sublease shall be prorated to the date of the occurrence of the casualty and any sums paid by Subtenant with respect to a period beyond the date of the casualty shall be reimbursed to Subtenant by Sublandlord. In the event the damage or destruction can be repaired or reconstructed in fewer than 150 days after the occurrence of the casualty, this Sublease shall continue in force and effect and Sublandlord shall proceed with restoration of the Sublease Premises (excluding Subtenant's furniture, furnishings, fixtures, and equipment). For the period of reconstruction or restoration, rent shall abate as of the date of the casualty, unless Subtenant is able to continue its occupancy of the Sublease Premises for the normal conduct of its business during restoration in which event rent shall be adjusted and prorated in the proportion that the area of usable space bears to the area of the Initial Sublease Premises or the Sublease Premises, as the case may be. Except for Sublandlord's gross negligence or willful misconduct,

Sublandlord shall not be liable for any inconvenience or annoyance to Subtenant, injury to the business of Subtenant, loss of use of any part of the Sublease Premises by Subtenant, or loss of Subtenant's personal property resulting in any way from such damage or the repair thereof. Sublandlord and Subtenant agree to cooperate in good faith in connection with any reconstruction or repair in order efficiently to schedule repair or restoration of the Sublease Premises and the installation of Subtenant's furniture, furnishings, fixtures or equipment. Notwithstanding the foregoing, however, if the Prime Lease is terminated as a result of any such damage or destruction, then Sublandlord shall have no obligations hereunder to repair or reconstruct. Further, in no such event shall Sublandlord be required to undertake such reconstruction or repair unless the insurance proceeds received for such purpose are sufficient to cover the entire cost thereof or, if insufficient, unless Subtenant or Prime Landlord has agreed to pay the difference between the cost of reconstruction or repair and insurance proceeds received. The provisions of this paragraph shall expressly control over any provision of the Prime Lease that would otherwise be the obligation of Subtenant pursuant to the terms of this Sublease.

         30. Default and Remedies: If Subtenant

                  (a) fails to pay within five (5) days of when due any rent or any other sum of money which Subtenant is obligated to pay as provided in this Sublease; or

                  (b) defaults in observing, performing, or keeping any other term, provision, agreement, covenant, or obligation herein set forth and such default shall continue and not be remedied within ten (10) business days after written notice from Sublandlord specifying the default, or if such default cannot be cured completely within the 10-business day period, if Subtenant does not promptly commence within such period and thereafter proceed and continue with due diligence to cure the same within thirty (30) days after receipt of said written notice from Sublandlord; or

                  (c) files (or has filed against it and not stayed or vacated within ninety (90) days after filing) any petition or action for relief under creditors' law (including bankruptcy, reorganization, or similar action), either in state or Federal court; or

                  (d) makes any transfer in fraud of creditors as defined in
Section 548 of the United States Bankruptcy Code, has a receiver appointed for its assets (and such appointment shall not have been stayed or vacated within 30 days), or makes an assignment for the benefit of creditors;

then Subtenant shall be in default hereunder, and, Sublandlord, in addition to any other lawful right or remedy which it may have, may do any one or more of the following:

                           (i) declare the rent for the balance of the term immediately due and payable, and collect the same less all sums received from any re-letting of the Sublease Premises by distress or otherwise, or in the event the Sublease Premises is not re-let, the difference, if any, between the rent reserved hereunder for the remainder of the Initial Sublease Term or any exercised Extended Sublease Term reduced to present value at a discount rate of eight percent (8%) per annum; provided, however, after payment by Subtenant to Sublandlord of such sum, Sublandlord shall remit to Subtenant any rent received from the re-letting of the Sublease Premises with respect to the term of this Sublease for which Subtenant paid Sublandlord accelerated rent, less any costs incurred by Sublandlord in re-letting the Sublease Premises, including, but not limited to, brokers' commissions and costs of readying the premises for the third party's occupancy, the intent of the parties being that Sublandlord shall not have a double recovery with respect to accelerated rent paid by Subtenant. Sublandlord's obligation in the preceding sentence shall survive termination of this Sublease;

                           (ii) with or without terminating this Sublease, immediately or at any time thereafter, enter upon the Sublease Premises, take possession thereof, and re-let the Sublease Premises or any part thereof for such time or times and at such rental or rentals and upon such other terms and conditions as Sublandlord, in Sublandlord's sole discretion, may deem advisable, and Sublandlord may make alterations or repairs to the Sublease Premises which Sublandlord may deem necessary or proper to facilitate such re-letting; and Subtenant shall pay all reasonable costs of such re-letting, including the cost of any such reasonable repairs to the Sublease Premises, together with all reasonable leasing commissions and other reasonable expenses in seeking and obtaining a new tenant; and if this Sublease shall not have terminated, Subtenant will continue to pay all rent due under this Sublease up to and including the date of the beginning of the payment of rent by any subsequent tenant of the Sublease Premises and thereafter Subtenant shall pay monthly during the remainder of the term of this Sublease the difference, if any, between the rent collected from such subsequent subtenant or subtenants and the rent reserved in this Sublease, but Subtenant shall not be entitled to receive any excess of such rents collected over the rents reserved therein;

                           (iii) immediately or at any time thereafter terminate this Sublease (without demand to vacate the Sublease Premises) and this Sublease shall be deemed to have been terminated upon the receipt by Subtenant of such written notice of such termination and upon such termination, Subtenant shall immediately vacate the Sublease Premises and Sublandlord shall have and recover from Subtenant all damages Sublandlord may suffer by reason of such termination, including, without limitation, the inability of Sublandlord to re-let the Sublease Premises, and the cost of any repairs to the Sublease Premises which are necessary or proper to prepare the same for re-letting; and

                           (iv) re-enter the Sublease Premises, without notice, either by summary proceedings or by any suitable action or proceeding at law, and may have, hold, and enjoy the Sublease Premises, together with all appurtenances thereto. Sublandlord's reasonable attorneys' fees actually incurred at standard hourly rates in pursuing any of the foregoing remedies or in collecting any rents due by Subtenant hereunder shall be paid by Subtenant within five (5) days of demand therefor.

         31. Any notice, demand, request, direction, or other communication required to be given by either party to the other shall be in writing and shall be (a) delivered personally, and the giving of such notice shall be complete on the date of delivery; (b) sent by reputable overnight delivery service, and the giving of such notice shall be complete on the immediately succeeding business day after such notice is deposited with such delivery service for pick up on the business day of deposit; or (c) sent by United States registered or certified mail, postage prepaid, return receipt requested, and the giving of such notice shall be complete on the day received or on the day acceptance of delivery is first refused; at the following addresses:

                  IF TO SUBLANDLORD:
                  Wandel & Goltermann Technologies, Inc.
                  1030 Swabia Court
                  P.O. Box 13585
                  Research Triangle Park, NC  27709-3585
                  ATTN:  Chief Financial Officer

                  WITH COPY TO:
                  Moore & Van Allen, PLLC
                  220 West Main Street
                  Suite 800
                  Durham, NC 27705
                  ATTN:  Reich L. Welborn

                  IF TO SUBTENANT:
                  Embrex, Inc.
                  1035 Swabia Court
                  P.O. Box 13989
                  Research Triangle Park, NC  27709-3989
                  ATTN:  Vice President, Finance and Administration

                  WITH A COPY TO:
                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P 2500 First Union Capitol Center, NC 27601
                  P.O. Box 2611
                  Raleigh, NC  27602-2611
                  ATTN:  Francis C. Bagbey

                  WITH A COPY TO PRIME LANDLORD:
                  W & G Associates, a North Carolina limited partnership c/o Wavetech Wandel & Goltermann, Inc.
                  Muhleweg-5
                  D-72800 ENINGEN U.A.
                  Germany
                  ATTN:      Frank Goltermann

                  WITH COPY TO:
                  Maupin, Taylor & Ellis, P.A.
                  Highwoods Tower One
                  Suite 500
                  3200 Beechleaf Court
                  Raleigh, North Carolina  27604-1064
                  ATTN:  Tony Tingen

                  Either party may change its address by written notice to the other.

         32. Sublandlord and Subtenant each represent and warrant to the other that it had no dealings with any broker or agent in connection with this Sublease except for Vector Properties, LLC. Sublandlord shall be responsible for payment of any and all fees payable to Vector Properties, LLC as a result of this Sublease.

         33. This Sublease and the exhibits incorporated herein by reference set forth all of the agreements, covenants, representations and warranties of Sublandlord and Subtenant. No modification or amendment of this Sublease shall be binding or effective unless in writing signed by Sublandlord and Subtenant.

         34. This Sublease shall be governed by the laws of the State of North Carolina.

         35. Time is of the essence hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first written above.

                                  SUBLANDLORD:

                                  WANDEL  &  GOLTERMANN  TECHNOLOGIES,
                                  INC.,  a North  Carolina corporation



                                  By:  /s/ Bert Kuthe
                                      ---------------------------------

                                  Its: Vice President
                                       --------------------------------





                                  SUBTENANT:

                                  EMBREX, INC.


                                  By: /s/ Randall L. Marcuson
                                      ---------------------------------

                                  Its: President & CEO
                                       --------------------------------





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                                       19

                                    EXHIBIT A

                              IMPROVEMENTS AND WORK

Sublandlord shall, at its sole cost and expense, on or before the Commencement Date of this Sublease perform the following improvements and work to the Initial Sublease Premises:

     o FURNITURE - Sublandlord shall provide for use by Subtenant, free of charge, any office and systems furniture ("Furniture") currently located within the Initial Sublease Premises and which Sublandlord does not intend to remove for its own purposes. Subtenant may offer to purchase said Furniture at any time prior to or during the Initial Sublease Term.

     o CEILING TILES - Replace any stained or broken ceiling tiles. Replace additional tiles displaced or impacted by the installation of the fire-rated Demising Wall.

     o LIGHT FIXTURES - Replace any burned-out bulbs and repair any malfunctioning ballasts.

     o DEMISING WALLS - Install fire-rated demising walls between the Initial Sublease Premises and the Expansion Sublease Premises (the width of the building) and as necessary to construct a corridor from the Initial Sublease Premises to the cafeteria.

     o ALL SYSTEMS - Sublandlord shall deliver all systems, including Card Reader System, in good working order, with all regularly scheduled maintenance first completed.

Prior to delivery of the Expansion Sublease Premises, Sublandlord shall remove all of its personal property, unless agreed to otherwise, shall broom clean the Expansion Sublease Premises, and shall deliver all relevant HVAC systems in good working order, with regularly scheduled maintenance first completed.

When the rent structure is adjusted from "Full-Service" to "Triple-Net", should the Sublease Premises not be separately metered for all relevant utilities, Sublandlord and Subtenant agree to work in good faith to install the appropriate meters and to split the cost of said installations on a 50%/50% basis.



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                                       20

                                    EXHIBIT B

                                SUBLEASE PREMISES

                                    EXHIBIT C

                          (PRIME LEASE AND AMENDMENTS)


NORTH CAROLINA
                                                                           LEASE
DURHAM COUNTY LEASE

         This LEASE AGREEMENT made and entered into as of the 1st day of October 1984, by and between W & G ASSOCIATES, a North Carolina general partnership with its principal office in Durham County, North Carolina, hereinafter referred to as "Landlord", and W & G INSTRUMENTS, INCORPORATED, a New Jersey corporation with its principal office in Durham County, North Carolina, hereinafter referred to as "Tenant."
                                   WITNESSETH:

         WHEREAS Landlord is the owner of a certain tract or parcel of land in Durham County, North Carolina, commonly known as 1 Swabia Court, Durham, North Carolina, and being more particularly described in Exhibit A attached hereto and being hereinafter referred to as the "Premises"; and

         WHEREAS, Landlord has financed the construction of the improvements on the Premises (together with the cost of the land) through borrowing from The Durham County Industrial Facilities and Pollution Control Financing Authority (the "Authority"), said loan funds to be raised by the Authority issuing and selling its industrial revenue bond in the principal amount of $2,600,000 (the "Bond") pursuant to a Bond Purchase Agreement with Wachovia Bank & Trust Company, N.A. ("Wachovia"); and

         WHEREAS, the said funds borrowed or to be borrowed by the Landlord from the Authority is pursuant to a Loan Agreement dated as of October 1, 1984, between the Authority and the Landlord (the "Loan Agreement") and is or shall be represented by )Landlord's promissory note given to the Authority (the "Note"); and

         WHEREAS Landlord desires to lease to Tenant and Tenant desires to lease and hire from Landlord the Premises together with all improvements thereon, and subject to all of the terms and conditions hereinafter set out;

         NOW, THEREFORE, for and in consideration of the mutual covenants set out herein and other good and valuable consideration, the parties covenant and agree as follows:

         1. DEMISE. Landlord hereby demises and leases to Tenant and Tenant hereby takes and hires from Landlord the Premises, for the term and subject to all the conditions hereof.

         2. TERM.

                  2.1. Base Term. This lease shall commence on the date this lease is executed and continue for fifteen (15) years thereafter.

                  2.2. Renewal Terms. Upon written notice given to Landlord by Tenant at least ninety (90) days prior to the expiration of the term hereof or any renewal term, Tenant may extend this Lease for five (5) additional successive terms of two (2) years each; provided however, any such extended term shall be subject to such terms and conditions, including, without limitation, rents, as Landlord and Tenant may then mutually agree upon prior to expiration of the original term or any renewal term. Any such extended term shall be subject to all the terms and conditions hereof.

         3. RENT.

                  3.1. Base Rent. During the initial term hereof Tenant shall pay to Landlord an annual base rent of Three hundred and ninety thousand ($390,000.00) Dollars, payable in monthly installments of Thirty-two thousand five hundred ($32,500.00) Dollars on or before the first (1st) day of each month, in advance, without notice or demand therefor, throughout the term of this Lease; provided, however, that if the aggregate of the monthly installments paid by the

Tenant for the three months immediately prior to the due date for each quarterly payment by Landlord under the Note, as described on page 1 hereof, is insufficient to cover such quarterly payment, then Tenant shall pay as additional rent such excess amount as is required to equal such quarterly payment. Notwithstanding anything contained herein, the Landlord shall have the right to increase the annual base rent at any time during the term hereof in order that the annual base rent to be paid hereunder shall be in an amount at least equal to the debt service under Landlord's Note given to the Authority, as described on page 1 hereof. If the Lease shall commence on any day other than the first day of a month, the rent shall be prorated for that partial month and paid on or before the commencement date.

                  3.2. Net, Net, Net Lease. It is mutually agreed and understood that this lease is one which is known in commercial practices as a net, net, net lease, and all payments due hereunder to Landlord are net payments to be made without deduction for whatever cause.

         4. PRO RATA RENT. If the Premises are occupied by Tenant for any fraction of a month, Tenant shall pay to Landlord base rent for such fraction of a month on a pro rata basis for each day of occupancy, based on the monthly base rental herein reserved. If Tenant's occupancy of the Premises ends, for any reason provided for in this agreement, before the end of a month, Tenant shall pay to Landlord for those days of occupancy up to and including Tenant's final day of occupancy minus an amount equaling the total base rental paid by Tenant to Landlord for that part of the month in which Tenant occupied the Premises.

         5. USE OF PREMISES. The Premises shall be used by Tenant only to conduct Tenant's business activities. Any other business to be operated on the Premises shall be done only after prior written approval is granted by Landlord. Tenant shall operate the Premises in such a manner that the same will be a "project" within the meaning of Chapter 800 of the 1975

Session Laws of North Carolina, as amended, which as codified appears as Chapter 159C of the General Statutes of North Carolina.

                  5.1. Compliance with Laws. In occupying the Premises, Tenant shall comply with all laws, ordinances, orders and regulations of any lawful authority and shall keep the Premises in a neat and clean condition. Any failure by Tenant to comply with the above mentioned requirements shall give Landlord the option to terminate this lease by written notice to Tenant, without prejudice to any other remedies Landlord may have for such breach.

                  5.2. Compliance with Bond Documents. Notwithstanding anything contained herein, in the event that any of the terms or provisions of this Lease conflict with any of the terms or provisions of the Bond Documents, as defined in the Loan Agreement, then the latter shall control and Landlord and Tenant shall comply with the applicable terms and provisions thereof.

                  5.3. Trade Fixtures. Tenant shall have the right to deliver to and install in the Premises any equipment, trade fixtures, stock or other material to be used by it in the operation of its business, and such delivery and placing of trade fixtures, equipment or stock or other material in said Premises shall constitute acceptance of the Premises by Tenant. All furnishings and equipment used in the improvements and on the Premises and supplied and installed at the sole cost and expense of Tenant at all times shall be the sole property of Tenant.

                  5.4. Alterations. Tenant may, only with Landlord's written consent, make improvements or alterations and additions to existing improvements upon the Premises. Tenant shall have a continuing right, without Landlord's consent, to erect, install, maintain. and operate on the Premises such equipment, fixtures and signs as Tenant may deem advisable. It is mutually agreed that with respect to the usual trade fixtures and equipment, including without limitation, refrigerating equipment and interior signs which may be installed in the Premises by Tenant prior to or during the term hereof, such trade fixtures shall not be deemed to become part of the Premises but shall remain chattels and the sole and exclusive property of Tenant.

                  5.5 Removal of Tenant's Property. Tenant shall have the right at any time during the term, and for a period of thirty (30) days after the termination of this lease, to enter upon and remove from the Premises any of the Tenant's equipment or trade fixtures. All damage caused to the Premises by such removal shall be repaired by Tenant within ten (10) days after removal; provided, however, that no such property shall be removed if such removal would cause permanent injury to the building structure.

         6. LANDLORD'S RIGHT TO ENTER. Landlord may, at all reasonable times, enter the Premises to inspect, repair, alter or add to the same; exhibit the same to prospective tenants, purchasers or other persons; and, in the event Tenant has vacated the Premises, to repair the same for re-occupancy by another tenant. Such entry by Landlord shall not constitute an eviction of Tenant, or a deprivation of any right of Tenant and shall not alter the obligations of Tenant hereunder nor create any right in Tenant adverse to Landlord.

         7. MAINTENANCE. Tenant, at its sole cost and expense, shall maintain and keep in good repair the foundation, roof, exterior walls and the paved parking lot. All maintenance, including, but not limited to, the interior of the building, exterior doors, signs, windows, electrical, plumbing, heating and air conditioning systems, etc., shall be the responsibility of the Tenant and shall be done at Tenant's sole cost and expense. Upon the termination of this lease Tenant shall surrender the Premises to Landlord in as good a condition as existed at the time of its initial occupancy, ordinary wear and tear after diligent maintenance and damage or destruction by fire or other casualty excepted. If Tenant defaults in keeping or performing its obligations hereunder, Landlord, shall have the right, after fifteen (15) days notice (except no notice need to be sent in cases of emergency) to keep or perform Tenant's obligation in its behalf and the cost of same shall be additional rent and shall be added to the next rent payment as the same becomes due.

         8. UTILITIES. Tenant shall pay for all sewer, water, gas, electric, telephone and other utilities used or consumed in or at the Premises.

         9. TAXES. Tenant shall promptly pay as and when the same become due and payable, all taxes and special assessments upon the Premises and all personal property located thereon by the Tenant, except franchise, income, estate and inheritance or other similar taxes which may be levied or assessed against the Premises. If Tenant defaults in keeping or performing its obligations hereunder, Landlord shall have the right after fifteen (15) days written notice to Tenant to perform the same in Tenant's behalf and the cost of same shall be additional rent and shall be added to the next rental installment as it becomes due.

         10. TENANT'S RIGHT TO CONTEST. Tenant, at its option, shall have the right, at its own cost and expense and for its sole benefit, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of taxes or special assessments assessed to or levied upon the demised Premises and required to be paid by the Tenant hereunder and to defend any claims for liens that maybe asserted against Landlord's estate; and, if required by law, the Tenant may take such action in the name of the Landlord, who shall cooperate with Tenant to such extent as the Tenant may reasonably require, to the end that such proceedings may be brought to a successful conclusion; provided, however, that the Tenant shall fully indemnify and save the Landlord harmless from all loss, cost, damage and expense incurred by or to be incurred or suffered by the Landlord.

         11. INSURANCE. Tenant, at its sole cost and expense, shall keep the Premises and the buildings and improvements thereon insured to the extent of the full replacement value thereof against loss or damage by fire or other casualty, with extended coverage. Tenant shall provide to Landlord evidence of such insurance and, additionally, such policies shall name Landlord as an additional insured thereunder and shall be non-cancellable absent thirty (30) days' prior written notice to Landlord.

         12. DAMAGE OR DESTRUCTION OF PREMISES. If the building on the Premises shall be damaged by fire or other casualty, Tenant will, within ninety (90) days from the date of said damage or destruction, repair, restore or replace said building so that the same will thereafter be in as good a condition as existed immediately prior to such fire or other casualty. It is further agreed that if said building cannot be replaced, restored or repaired in ninety (90) days due to the inability of Tenant to obtain materials and labor needed therefor because of strikes, acts of God, or governmental restrictions that would prohibit, limit or delay said construction, then the time for completion of such repair or replacement shall be extended accordingly; provided, however, that in any event, if the repair, restoration or replacement of the building has not been completed within a period of six months from the date of said damage or destruction Landlord or Tenant may, at its option, terminate this lease. Provided, further, however, that if this lease is terminated under the provisions of this paragraph, all insurance proceeds otherwise payable to Tenant for repair of said damage or destruction shall be paid by Tenant to Landlord, except to the extent that said insurance proceeds are for damage to Tenant's equipment and fixtures on the Premises.

         13. EMINENT DOMAIN. In the event the Premises are made subject to a proceeding by which the right of eminent domain is exercised, or any like proceedings, Landlord and Tenant shall join and cooperate in resisting such proceeding if such resistance is feasible and desirable, and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. Tenant reserves unto itself all damages awarded which are based upon its leasehold interest and ownership of trade fixtures, signs and equipment or interruption of business.

         If the whole of the demised Premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this lease, all obligations of Tenant shall cease upon the date Tenant vacates the Premises or upon the date of such taking, whichever is later, and any unearned rent paid by Tenant shall be refunded.

         In the event that a part of the demised Premises shall be taken or condemned, and:

                  (a) The part so taken includes the building on the demised
                      Premises or any part thereof; or

                  (b) Such partial taking shall result in cutting off access from the demised Premises to any adjacent public street or highway; or

                  (c) Such partial taking in any other way reduces or damages the Premises to an extent that the same may not be effectively used for the purposes hereof;

then, and in any such event, the Tenant may at any time, either prior to or within a period of sixty (60) days after the date when possession of the Premises shall be required by the condemning authority, elect to terminate this lease. In the event that Tenant shall fail to exercise any such option to terminate this lease, or in the event that a part of the demised Premises shall be taken or condemned under circumstances under which the Tenant will have no such option, then in either such event this lease shall continue in effect with respect to the portion of the demised Premises not so taken, and Landlord will, with all due diligence and at its own cost and expense, repair and restore the demised Premises or what may remain thereof to as near their former condition as is practicable, in which event all proceeds shall belong to the Landlord. Until the completion of such work, the obligation of the Tenant to pay rent shall abate and, upon completion, the monthly rent due Landlord under this lease shall be equitably adjusted to compensate Tenant for any loss sustained in area and usability. If Tenant terminates this lease under the provision of paragraph 13, then Landlord shall be entitled to all proceeds of the condemnation award, subject to the provisions of paragraph 5.2 hereof.

         14. INDEMNIFICATION OF LANDLORD. Tenant shall indemnify and save Landlord harmless from all liability, expenses, claims, causes of action, actions and judgment for personal injury, loss of life or property damage suffered in, upon and about the Premises and Tenant shall provide to Landlord, at Tenant's expense, a defense to such claims, except such as may be result of the negligence of Landlord. In addition to, and not in lieu of the foregoing indemnification, Tenant shall provide and keep in force during the term of this lease and any extension of said term for the benefit of Landlord, a comprehensive general public liability insurance policy insuring Landlord against loss resulting from any of the foregoing; said policy to provide minimum coverage in the amount of $1,000,000 per occurrence with respect to bodily injury to any one or more persons and $500,000 per occurrence with respect to property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, but such policy shall bear an endorsement making it non-cancellable absent ten (10) days prior written notice to Landlord. Tenant shall also provide and keep in force during the term of this Lease and any extensions of said term, workers compensation insurance as required by applicable law.

         15. DEFAULT OF TENANT. If Tenant shall fail to pay any installments of rent when due after ten (10) days written notice of such default, or if Tenant shall fail to keep and perform any other covenant of this lease and shall continue in default for a period of thirty (30) days after Landlord has given Tenant written notice of such default and demand of performance, or if any court or tribunal shall commence any proceedings, whether voluntary or involuntary to declare Tenant insolvent or unable to pay its debts; or if there is a filing by or on behalf of or against Tenant of any petition or pleading to declare Tenant a bankrupt under any bankruptcy law or act; or if there is an appointment by any court under any law of a receiver, custodian or trustee of the business or assets of Tenant; or the assignment by Tenant of all or any part of its property or assets for the benefit of creditors, then Landlord may declare the term ended and enter upon the Premises and expel Tenant therefrom without prejudice to other remedies of Landlord. No such entry by Landlord shall bar Landlord from the recovery of damages for the breach of any covenant hereof by Tenant. Provided, however, if any default shall occur (other than in the payment of rent) which cannot with due diligence be cured within a period of thirty (30) days from and after the giving of notice as aforesaid, and Tenant commences to eliminate such default and proceeds diligently to take steps to cure the same, Landlord shall not have the right to declare the term ended by reason thereof. Except for non-payment of rent, no liens upon the trade fixtures, equipment or signs erected or placed on the Premises by Tenant shall arise or be erected in Landlord's favor by virtue of any default by Tenant hereunder.

         16. COVENANT OF QUIET ENJOYMENT. Landlord covenants and warrants that Landlord alone has full right and authority to enter into this lease for the full term hereof; and that at all times when Tenant is not in default hereunder in its covenants and during the term of this lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by anyone.

         17. HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the initial term hereof or any extension Tenant shall occupy the Premises as a tenant from month to month, subject to all the conditions of this lease insofar as consistent with such a tenancy.

         18. SUBORDINATION. This Lease Agreement is specifically and in all respects subordinate to any and all deeds of trust encumbering the demised Premises whether now existing or hereafter arising, and Tenant agrees from time to time, upon demand, to execute any and all instruments as may be required to evidence such subordination.

         Landlord agrees to utilize its best efforts to obtain at Tenant's request a non-disturbance agreement executed by any mortgagees on deeds of trust covering the Premises providing that so long as the Tenant is not in default in the performance of its obligations hereunder that such mortgagees will not interfere with the leasehold interest of Tenant.

         19. MONETARY CURE. Any default by the Tenant hereunder which is susceptible to monetary cure by Landlord may be so cured and the cost thereof shall be additional rent due and payable with the next due monthly installment of base rent.

         20. PROHIBITION AGAINST ASSIGNMENT. Tenant may not, without the written consent of Landlord, sublet, assign, or encumber this lease to any person, natural or corporate, whomsoever. In the event of such written consent by Landlord, Tenant shall remain primarily liable for the keeping and performance of all its covenants hereunder, including but not limited to, the prompt and due payment of rent.

         21. BINDING EFFECT; CONSTRUCTION. Each and every provision of this lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural for the singular number in any place or places herein in which the context may require the same. This agreement is made in the State of North Carolina and is to be construed in accordance with and take effect under the laws of the State of North Carolina. The captions and headings throughout this lease are inserted for the convenience and reference of the parties only and in no way shall they be held or deemed to limit, define, modify, amplify or add to the interpretation, construction or meaning of any provision of or intent of this lease, nor in any other way affect this lease.

         22. NOTICE. Any notice necessary to be given hereunder for whatever reason shall be deemed duly given if delivered personally, on the date of delivery, or by certified mail, postage prepaid, return receipt requested, upon the date of mailing, to the Landlord:

                  W & G Associates
                  c/o W. Travis Porter
                  P. O. Box 3843
                  Durham, North Carolina 27702

to the Tenant:

         W & G Instruments, Incorporated
         Attn:. Hans Marosfalvy, Executive Vice President
         1 Swabia Court
         Durham, North Carolina 27709

         23. ENTIRE AGREEMENT. This lease contains all of the agreements and conditions made between the parties and no statement, promises or inducements made by any party hereof, or agent or employee of either party hereto, which is not contained in this written contract, shall be valid or binding; and this lease may only be modified or amended by an agreement in writing signed by all parties hereto or their respective successors in interest and appended hereto, and, so long as the Note shall remain outstanding, agreed to by Wachovia as the Holder of the Bond, and the Authority.

         24. MEMORANDUM OF LEASE. The parties hereto agree to execute a Memorandum of Lease suitable for recording upon the request of either party.

         IN WITNESS WHEREOF, Landlord and Tenant have executed or caused this lease to be executed in their behalf in the manner prescribed by law on the day and year first above written.

                                            LANDLORD:

                                            W & G ASSOCIATES


                                            By:
                                                --------------------------------
                                                 Managing Partner


WITNESS:


----------------------------


                                            TENANT:

                                            W & G INSTRUMENTS, INCORPORATED


                                            By:
                                                --------------------------------
                                                 President



ATTEST:


----------------------------
         Secretary

[Corporate Seal]

NORTH CAROLINA
DURHAM COUNTY

         I, ______________________, a Notary Public of said state and county certify that _____________ personally appeared before me this day and acknowledged that he is Managing Partner of W & G Associates, a North Carolina general partnership, and that he signed the foregoing Lease.

         Witness my hand and notarial seal this the ___ day of ________________, 1984.



                                                     ---------------------------
                                                             Notary Public
My Commission Expires:

--------------------------


NORTH CAROLINA
DURHAM COUNTY

         I, ______________________, a Notary Public of said state and county certify that _____________ personally appeared before me this day and acknowledged that he is Secretary of W & G Instruments, Incorporated and that by authority duly given and as the act of the corporation, the foregoing Lease was signed in its name by its _____ President, sealed with its corporate seal, and attested by himself as its Secretary.

         Witness my hand and notarial seal this the ___ day of ________________, 1984.

                                                     ---------------------------
                                                              Notary Public

My Commission Expires:

---------------------------

                                    EXHIBIT A

BEGINNING at an iron pipe set located in the right-of-way line of a cul-de-sac at the northern end of Swabia Court, said point having North Carolina Grid Coordinates X=2,045,606.25 and Y=773,399.78; running thence North 01(degree) 33' 22" East 706.93 feet to a new iron pipe, said iron pipe being located South 88(degree) 26' 38" East 1,534.22 feet from an existing iron pipe in the eastern right-of-way line of North Carolina Highway 54; thence South 88(degree) 26' 38" East 749.96 feet to a Black Gum Tree, said tree being further identified with a
P. K. nail set in its tree trunk on the south side; thence South 01(degree) 33' 13" West 881.45 feet to a new iron pipe; thence North 88(degree) 26' 38" West
700.99 feet to a new iron pipe located in the eastern right-of-way line of Swabia Court; thence North 09(degree) 34' 52" West 64.28 feet to a point; thence along a curve to the right in a northeasterly direction having a radius of 25 feet an arc distance of 22.39 feet to a point; thence along a curve to the left in a northwesterly direction having a radius of 55 feet an arc distance of
124.96 feet to an iron pipe, the point and place of BEGINNING, containing 15.00 acres, all according to that survey entitled W & G Associates dated October 5, 1984 and prepared by Kenneth Close, Inc., Registered Land Surveyor.

NORTH CAROLINA
DURHAM COUNTY                                       AMENDMENT TO LEASE AGREEMENT

         This Amendment to Lease Agreement made and entered into as of the 31st day of January, 1986, by and between W & G Associates, a North Carolina general partnership with its principal office in Durham County, North Carolina, hereinafter referred to as "Landlord" and Wandel & Goltermann, Inc. (formerly
W & G Instruments, Inc.), a New Jersey corporation with its principal office in Durham County, North Carolina, hereinafter referred to as "Tenant".

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant previously entered into a Lease Agreement dated the 1st day of October, 1984, with respect to a certain tract or parcel of land in Durham County, North Carolina, commonly known as One Swabia Court, Durham, North Carolina, and being more particularly described in the exhibit attached to said Lease Agreement; and

         WHEREAS, Landlord has financed the cost of the leased premises through borrowing from the Durham County Industrial Facilities and Pollution Control Financing Authority, said loan represented by bonds issued by the authority and purchased by Wachovia Bank & Trust Company, N.A.; and

         WHEREAS, Wachovia Bank & Trust Company, N.A. as purchaser and holder of the bonds has consented to the amendment as provided herein; and

         WHEREAS, Landlord and Tenant mutually desire to amend the Lease Agreement as provided herein;

         NOW, THEREFORE, for and in consideration the mutual promises set out herein and other good and valuable consideration, the parties covenant and agree as follows:

         1. The Lease Agreement previously entered into by and between Landlord and Tenant and dated October 1, 1984 is amended by the deletion of Paragraph 2 thereof and the insertion of the following in lieu thereof:

         "2. TERM. The term of this lease shall extend to and including the 90th day from and after the mailing of notice (registered mail, return receipt requested) of termination of the lease by the Landlord or the Tenant."

         In all other respects, the Lease Agreement between the Landlord and Tenant dated October 1, 1984 is hereby ratified and confirmed.

         This the day and year first above written.

                                              LANDLORD
                                              W & G ASSOCIATES


                                              By:
                                                  ------------------------------
                                                      Managing Partner


                                              TENANT
                                              WANDEL & GOLTERMANN, INC.
                                              (formerly W & G Instruments, Inc.)


                                              By:
                                                  ------------------------------
                                                     Executive Vice President


ATTEST:

------------------------------
          Secretary

(Corporate Seal)

NORTH CAROLINA
DURHAM COUNTY

         I, LYNN F. PORTER , a Notary Public of said County and State do hereby certify that FRANK GOLTERMANN BY W. TRAVIS PORTER, ATTY. IN FACT Managing Partner of W & G Associates, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and notarial seal, this the 29th day of JANUARY , 1986.


                                                  ------------------------------
                                                          Notary Public

My Commission Expires:

        March 1, 1989
------------------------------

NORTH CAROLINA
DURHAM COUNTY

         I, _______________________, a Notary Public of said state and county certify that ____________________________________, Secretary, of Wandel &
Goltermann, Inc. (formerly W & G Instruments, Inc.), personally appeared before me this day and acknowledged that he is Secretary of such corporation and that by authority duly given and as the act of the corporation, the foregoing document was signed in its name by its Executive Vice President, sealed with its corporate seal, and attested by himself as its Secretary.

         Witness my hand and notarial seal this the ___ day of ___________________, 1986.



                                                  ------------------------------
                                                          Notary Public

My Commission Expires:


------------------------------

NORTH CAROLINA
DURHAM COUNTY                                                 AMENDMENT TO LEASE


         THIS AMENDMENT TO LEASE (the "Amendment") effective as of the 1st day of October, 1989, by and between Frank Goltermann, hereinafter referred to as "Landlord" and Wandel & Goltermann Technologies, Inc., a New Jersey corporation with its principal office in Durham, North Carolina, hereinafter referred to as "Tenant".

                                   WITNESSETH:

         WHEREAS, W & G Associates, a North Carolina general partnership, and W & G Instruments, Incorporated, a New Jersey corporation, entered into that certain lease agreement (hereinafter the "Lease Agreement") as of the 1st day of October, 1984 for a tract of land commonly known as 1 Swabia Court, Durham, North Carolina (the "Premises"); and

         WHEREAS, Frank Goltermann has succeeded to all of the interests of W & G Associates and is now the sole owner of the Premises which is the subject of the Lease Agreement; and

         WHEREAS, W & G Instruments, Incorporated has changed its name to Wandel & Goltermann Technologies, Inc.; and

         WHEREAS, the parties desire to amend the Lease Agreement as hereinafter set out, effective October 1, 1989;

         NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and other good and valuable consideration, the parties covenant and agree as follows:

         1. Rent. The annual base rent for the remainder of the Base Term (as set forth in the Lease Agreement) shall be $8.00 per square foot, payable in equal monthly installments as set forth in the Lease Agreement. The parties agree and acknowledge that the Premises contains

50,725 square feet. The base rent shall be adjusted annually on each October 1st, beginning October 1, 1990 for any increase in the Consumer Price Index for Urban Consumers, U.S. City Average - All Items, published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI Index"). The Base CPI Index shall be the Index for the month of September, 1989, and the corresponding Index number for the month of September of each subsequent year shall be the then "Current Index Number" as applicable. Prior to each October 1, the Current Index Number shall be divided by the Base Index Number. From the quotient thereof, there shall be subtracted the integer one (1), and any resulting positive number shall be deemed to be the percentage of increase in the cost of living. The percentage of increase multiplied by $8.00 per square foot, the original annual rental rate, shall be the increase in rent required to be determined by this Amendment. The increase so determined shall be added to the Base Rent of $8.00 per square foot and Tenant agrees to pay the larger rent amount beginning on October 1st of each year during the term of the Lease Agreement. The Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation shall be conclusive and binding upon the Tenant. This provision shall not preclude any adjustment which may be required in the event of a published amendment of the Index figures upon which the computation was based.

         2. Amendment. The parties agree to record this Amendment or a memorandum thereof in the Durham County Register of Deeds upon the request of either party.

         Except as set forth in this Amendment, the terms and conditions of the Lease Agreement shall remain in full force and effect. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease Agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in their behalf in the manner prescribed by law effective on the day and year first above written.

                                              LANDLORD:


                                                                          (SEAL)
                                              ----------------------------
                                              Frank Goltermann

                                              TENANT:

                                              WANDEL & GOLTERMANN TECHNOLOGIES,
                                              INC.


                                              By:
                                                  ------------------------------
Attest:                                                  President


------------------------------
          Secretary

[Corporate Seal]

NORTH CAROLINA
_________ COUNTY

         I, , a Notary Public of said County and State do hereby certify that Frank Goltermann personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and notarial seal, this the ___ day of _______________, 1991.


                                                  ------------------------------
                                                             Notary Public


My Commission Expires:


------------------------------

NORTH CAROLINA
_________ COUNTY

         I, _______________________________, a Notary Public of said state and county certify that ________________________________ personally appeared before me this day and acknowledged that he is_________________ Secretary of Wandel & Goltermann Technologies, Inc. and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _________ President, sealed with its corporate seal, and attested by himself as its ____________ Secretary.

         Witness my hand and notarial seal, this the ___ day of _______________, 1991.


                                                  ------------------------------
                                                           Notary Public
My Commission Expires:


------------------------------

Kreisstadt Reutlingen
Land Baden-Wurttemberg



I, Wolfgang Wenz, a Notary Public of said County do hereby certify that Frank Goltermann personally appeared before me this day and acknowledged the due execution of the foregoing instrument.


Witness my hand and notarial seal, this the 19 day of August, 1991.

                                                     Notariat Reutlingen
My Commission Expires:
unlimited

                                  (Wenz) Notar

NORTH CAROLINA

DURHAM COUNTY              THIRD AMENDMENT TO LEASE AGREEMENT



         This Third Amendment to Lease Agreement (the "Third Amendment") made and entered into as of the 24 day of January, 1994, by and between WANDEL & GOLTERMANN ASSOCIATES, a North Carolina general partnership with its principal office in Durham County, North Carolina ("Landlord") and WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation with its principal office in Durham County, North Carolina ("Tenant").

                                   WITNESSETH:

         WHEREAS, W & G Associates, a North Carolina general partnership, and W & G Instruments, Incorporated, a New Jersey corporation, previously entered into that certain Lease Agreement dated October 1, 1984 and amended January 1, 1986 and October 1, 1989 (collectively the "Lease Agreement") with respect to a certain tract or parcel of land containing ten (10) acres in Durham County, North Carolina, commonly known as One Swabia Court, Durham, North Carolina, and more particularly described in Exhibit A, Book 1932, Page 293 of the Durham county Registry, attached hereto (the "Premises");

         WHEREAS, Wandel & Goltermann, Inc., a New Jersey corporation, fully succeeded to all of the interests of W & G Instruments, Incorporated as the tenant in said Lease Agreement;

         WHEREAS, W & G Associates and Wandel & Goltermann, Inc., amended the Lease Agreement on January 31, 1986;

         WHEREAS, Frank Goltermann fully succeeded to all of the interests of W & G Associates as the landlord in the Lease Agreement and became the sole owner of the Premises which is the subject of the Lease Agreement;

         WHEREAS, Wandel & Goltermann, Inc. changed its name to Wandel & Goltermann Technologies, Inc.;

         WHEREAS, Frank Goltermann and Wandel & Goltermann Technologies, Inc. amended the Lease Agreement on October 1, 1989;

         WHEREAS, Landlord has fully succeeded to all of the interests of Frank Goltermann as the landlord in the Lease Agreement and is now the sole owner of Premises which is the subject of the Lease Agreement;

         WHEREAS, Landlord and Tenant mutually desire to amend the Lease Agreement as provided herein, effective October 1, 1993.

         NOW, THEREFORE, for and in consideration of the mutual agreements as set forth herein and other good and valuable consideration, the parties covenant and agree as follows:

         1. The Lease Agreement is amended by the deletion of paragraph 2 thereof and the insertion of the following in lieu thereof:

         2. TERM. The term of this Lease Agreement shall extend to and including September 30, 2005. Upon written notice (certified or registered mail, return receipt requested) at least six (6) months prior to the expiration of the term hereof or any renewal term, Tenant may extend the Lease Agreement for three (3) successive renewal terms of two (2) years each.

         2. The Lease Agreement is amended by the deletion of the first sentence of Paragraph 1 of the Amendment To Lease dated October 1, 1989 and the insertion of the following in lieu thereof:

         The annual base rent for the year beginning October 1, 1989 shall be $8.00 per square foot, payable in equal monthly installments as set forth in the Lease Agreement. The parties agree and acknowledge that the Premises contains 50,725 square feet.

         3. The Lease Agreement is amended by the addition of the following to Paragraph I of the Amendment To Lease dated October 1, 1989:

         If the Lease Agreement is renewed by Tenant, Tenant's rent to Landlord shall be adjusted annually on each October 1st, to an amount equal to the higher of: (a) the base rent of $8.00 plus additional rent adjustments reflecting the increase in the Base CPI Index from September, 1989 as provided herein or (b) the fair market rental value as determined by an appraisal conducted by a mutually acceptable realtor or appraiser. The appraisal to determine the fair market rental value shall be at the Landlord's expense.

         4. The Lease Agreement is amended by the deletion of the first sentence of Paragraph 5.4 and the insertion of the following in lieu thereof:

         Tenant acknowledges that all upfit work on the Premises has been completed and accepts the Premises "as is." Tenant may make alterations and additions to the existing improvements on the Premises; provided, however, that all additional tenant alterations and additions will be performed by Tenant at Tenant's cost and that, prior to conducting any alterations or additions, Tenant shall obtain Landlord's written consent to such alterations or additions, which consent shall not be unreasonably withheld. At the expiration of the lease term, if so requested by Landlord, Tenant shall restore at its own cost the Premises to the condition and repair as at the commencement of the lease term, natural wear and tear excepted.

         5. The Lease Agreement is amended by the addition of the following to Paragraph 5.4

         Landlord may construct buildings or make other structural improvements upon the Premises; provided, however, that all Landlord construction or structural improvements will be performed by the Landlord at Landlord's cost and that, prior to conducting any construction or structural improvement, Landlord shall notify Tenant of such construction or improvement activities. Landlord shall not unreasonably burden Tenant's use of the Premises and, at no time, shall the sidewalks, office entrances, parking or public areas be unreasonably blocked or interfered with as a result of such construction activities.

         6. The Lease Agreement is amended by the deletion of Paragraph 20 thereof and the insertion of the following in lieu thereof:

         20. SUBLEASE AND ASSIGNMENT. Tenant may sublet all or portions of the Premises for the remainder of the term or any renewal term, as the case may be, with Landlord's approval, which shall not be unreasonably withheld. No subletting by Tenant shall affect its obligations to perform all of its covenants under this Lease Agreement. Landlord and Tenant each may assign or transfer its respective right, title, and interest in and to this Lease Agreement to an affiliate without the other party's consent. No such assignment or transfer shall release the assigning party of any obligation or liability hereunder unless the other party specifically agrees in writing to such release.

         7. The Lease Agreement is amended by the addition of the following as Paragraph 25:

         25. RIGHT OF FIRST REFUSAL. It is agreed that if Landlord, at any time during the term of this Lease Agreement or any renewal term hereof, receives any bona fide offer from a third party to purchase the Premises, and any such offer is acceptable to Landlord, Landlord agrees to notify Tenant in writing, giving name and address of the offeror and the price, terms and conditions of such offer, and Tenant shall have twenty (20) business days from and after the receipt of such notice from Landlord in which to elect to purchase the Premises on the terms and conditions contained in said bona fide offer. If Tenant does not elect to purchase, and Landlord sells the Premises to the third party making such offer, then the purchaser shall take the Premises subject to and burdened with all the terms, provisions, and conditions of this Lease, and the rights of Tenant under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. If Tenant purchases the Premises, then contemporaneously with the conveyance of the property to Tenant, this Lease Agreement shall become null and void, without further notice and Tenant shall thereupon be released and discharged from all further rentals and other obligations on the part of Tenant to be paid, kept and performed.

         8. The parties agree to record this Third Amendment To Lease Agreement or a memorandum thereof in the Durham County Register of Deeds upon the request of either party.

         Except as set forth in this Amendment, the terms and conditions of this Lease Agreement shall remain in full force and effect. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease Agreement.






                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in their behalf under seal and in the manner prescribed by law.

                                          LANDLORD:
                                          WANDEL & GOLTERMANN ASSOCIATES


                                          By:
                                              ----------------------------------
                                              Frank Goltermann, Managing Partner







NORTH CAROLINA

DURHAM COUNTY

         I, _________________________________, a Notary Public of the aforesaid
County and State, do hereby certify that Frank Goltermann personally appeared before me this day and acknowledged that he is the Managing Partner of Wandel & Goltermann Associates, a North Carolina general partnership, and acknowledged the execution of the foregoing instrument.

         Witness my hand and notarial seal this ___ day of ____________________, 1994.


                                                  ------------------------------
                                                            Notary Public

My Commission Expires:


------------------------------

                                          TENANT:
                                          WANDEL & GOLTERMANN TECHNOLOGIES, INC.


                                          By:
                                              --------------------------------
                                              Adelbert Kuthe
                                              Vice-President

Attest:


--------------------------------
Adelbert Kuthe, Secretary

[CORPORATE SEAL]



NORTH CAROLINA

MECKLENBURG COUNTY

         I, ____________________________, a Notary Public of the aforesaid
County and State, do hereby certify that Adelbert Kuthe personally appeared before me this day and acknowledged that he is the Secretary of Wandel & Goltermann Technologies, Inc., a North Carolina corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by its President, and attested by himself as Secretary, and sealed with its common corporate seal.

         Witness my hand and notarial seal this ___ day of ____________________, 1994.


                                                --------------------------------
                                                           Notary Public

My Commission Expires:


--------------------------------

                                    EXHIBIT A

Beginning at an iron pipe found located in the northern boundary of the right-of-way of Swabia Court, said iron pipe also being located in the eastern line of property now or formerly belonging to Glaxo Inc. as described in Deed Book 1664, Page 298, and shown on plat recorded in Plat Book 125, Page 110, Durham County Registry; running thence along and with the eastern line of said Glaxo Inc. North 01(degree) 34' 57" East 706.93 feet to an iron pipe found; running thence along and with the southern line of property now or formerly belonging to Imperial Center Partnership and Petula Associates, Ltd., as described in Book 1660, Page 458, Durham County Registry, South 88(degree) 25' 03" East 749.96 feet to an iron pipe found; running thence along and with the western line of property now or formerly belonging to Imperial Center Partnership and Petula Associates, Ltd. as described in Book 1690, Page 537, Durham County Registry, South 01(degree) 34' 48" West 265.00 feet to an iron pipe found; running thence along and with the western line of property now or formerly belonging to Imperial Center Partnership and Petula Associates, Ltd. as described in Book 1660, Page 458, Durham County Registry, South 01(degree) 34' 48" West 291.55 feet to an iron pipe set; running hence along and with the northern line of Lot S-5A as shown on the plat hereinafter referred to, North 88(degree) 25' 03" West 567.39 feet to an iron pipe set, and South 41(degree) 54' 51" West 220.10 feet to an iron pipe set in the boundary of the right-of-way of Swabia Court; running thence along and with said right-of-way along and with a curve in a counterclockwise direction, said curve having a Radius of 55.00 feet, an arc distance of 33.00 feet, and a chord bearing and distance of North 58(degree) 43' 40" West 32.51 feet to an iron pipe set; thence continuing along said right-of-way along and with a curve in a counterclockwise direction, said curve having a radius of 55.00 feet, an arc distance of 12.00 feet, and a chord bearing and distance of North 82(degree) 10' 01" West 11.98 feet to an iron pipe found, the point and. place of Beginning, and being Lot S-5B, containing 10.00 acres, more or loss, as shown on plat and survey thereof entitled "Subdivision Map For Lot S-5A and Lot S-5B, Imperial Center", prepared by Kenneth Close, Inc., dated 07-30-93, and recorded in Plat Book ___, Page ___, Durham County Registry, to which plat reference is hereby made for a more particular description of same.

Prepared by and mail after recording to: Porter & Steel, PLLC; P.O. Box 13646, Research Triangle Park, North Carolina 27709, Attn: Gerald A. Tingen

NORTH CAROLINA

DURHAM COUNTY                       FOURTH AMENDMENT TO LEASE AGREEMENT




         THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the "Fourth Amendment") made and entered into as of the 23rd day of February 1999 by and between W & G ASSOCIATES, A NORTH CAROLINA LIMITED PARTNERSHIP with its principal office in Durham, North Carolina ("Landlord") and WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation with its principal office in Durham, North Carolina ("Tenant");

         WHEREAS, W & G Associates, a North Carolina general partnership, and W & G Instruments, Incorporated, a New Jersey Corporation previously entered into that certain Lease Agreement dated October 1, 1984 and amended January 1, 1986, October 1, 1989 and January 24, 1994 as ratified July 5, 1994 (collectively the "Lease Agreement") with respect to a certain parcel of land more commonly known as One Swabia Court, Durham, North Carolina; and

         WHEREAS, Wandel & Goltermann, Inc., a New Jersey corporation, fully succeeded to all of the interests of W & G Instruments, Incorporated as the tenant in said Lease Agreement; and

         WHEREAS, W & G Associates, a North Carolina general partnership, and Wandel & Goltermann, Inc., amended the Lease Agreement on January 31, 1986; and

         WHEREAS, Frank Goltermann fully succeeded to all of the interests of W & G Associates as the landlord in the Lease Agreement and became the sole owner of the Premises which is the subject of the Lease Agreement; and

         WHEREAS, Wandel & Goltermann, Inc. changed its name to Wandel & Goltermann Technologies, Inc.; and

         WHEREAS, Frank Goltermann and Wandel & Goltermann Technologies, Inc. amended the Lease Agreement on October 1, 1989; and

         WHEREAS, Wandel & Goltermann Technologies, Inc., a New Jersey corporation, merged into W & G Sub, Inc., a North Carolina corporation, with the surviving corporation being Wandel & Goltermann Technologies, Inc., a North Carolina corporation; and

         WHEREAS, the real property subject to the Lease was conveyed from Frank Goltermann and wife, Dorothea Goltermann to W & G Associates, a North Carolina limited partnership by deed recorded in Book 1886, Page 784, Durham County Registry, and Landlord has fully succeeded to all of the interests of Frank Goltermann as the landlord in the Lease Agreement and is now the sole owner of Premises which is the subject of the Lease Agreement; and

         WHEREAS, a Third Amendment to Lease was made and entered into as of the 24th day of January, 1994 by Wandel and Goltermann Technologies, Inc. a North Carolina corporation as Tenant and Wandel & Goltermann Associates, a North Carolina general partnership as Landlord covering certain Premises located on Lot S-5B as shown on Plat Book 131, Page 87, Durham County Registry; and

         WHEREAS, a Memorandum of Lease referencing the Third Amendment to Lease was recorded in Book 1972, Pages 855 through 860, Durham County Registry was executed in the name of Wandel and Goltermann Associates, a North Carolina general partnership as Landlord; and

         WHEREAS, although the Third Amendment to Lease and the Memorandum of Lease referencing the Third Amendment to Lease incorrectly named the Landlord as "Wandel & Goltermann Associates, a North Carolina general partnership", both documents have been ratified by W & G Associates, a North Carolina limited partnership by Ratification recorded in Book 1999, Page 773, Durham County Registry; and

         WHEREAS, Landlord and Tenant mutually desire to amend the Lease Agreement as provided herein;

         NOW THEREFORE, for and in consideration of the mutual agreements as set forth herein and for other good and valuable consideration exchanged between the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1. The Lease Agreement is amended by the deletion of Exhibit A thereof and the insertion of EXHIBIT A attached hereto in lieu thereof.

2. Subpart (a) of Paragraph 3 of the Third Amendment to Lease Agreement which reads, "...(a) the base rent of $8.00 plus additional rent adjustments reflecting the increase in the Base CPI Index from September, 1989 as provided herein, or..." is deleted and replaced with, "...(a) the base rent of $8.00 per square foot plus additional rent adjustments reflecting the increase in the Base CPI Index from September, 1989 as provided herein, or..."

3. The parties hereto agree to record a this Fourth Amendment or a memorandum of the Lease as amended hereby in the Durham County Register of Deeds upon the request of either party.

         Except as set forth in this Fourth Amendment, the terms and conditions of the Lease Agreement shall remain in full force and effect. Capitalized terms not defined in this Fourth Amendment shall have the meaning set forth in the Lease Agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment under seat in the manner prescribed by law.

                                            W & G ASSOCIATES, A NORTH CAROLINA
                                            LIMITED PARTNERSHIP (SEAL)



                                            By:                           (SEAL)
                                                --------------------------
                                            Frank Goltermann, General
                                            Partner, by Bert Kuthe,
                                            attorney-in-fact under
                                            power of attorney recorded
                                            in Book 1999, Page 771,
                                            Durham County Registry.



                                            WANDEL & GOLTERMANN
                                            TECHNOLOGIES, INC. a North Carolina
                                            corporation


                                            ------------------------------------
                                                          President


ATTEST:


------------------------------------
            Secretary

(Corporate Seal)

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

         I, ______________________, do hereby certify that Bert Kuthe, attorney-in-fact for Frank Goltermann, General Partner of W & G Associates, a North Carolina Limited Partnership, personally appeared before me this day, and being by me duly sworn, says that he executed the foregoing and annexed instrument for and in behalf of Frank Goltermann, as General Partner and as an act and deed of the Partnership and that his authority to execute and acknowledge said instrument is contained in an instrument duly executed, acknowledged and recorded on the 5th day of July, 1994 in Book 1999, Page 771, Durham County Registry, and that this instrument was executed under and by virtue of the authority given by said instrument granting him power of attorney; that the said Bert Kuthe acknowledged the due execution of the foregoing and annexed instrument for the purposed therein expressed for and in behalf of the said Frank Goltermann as General Partner and as an act and deed of the Partnership.

         Witness my hand and official seat, this 23 day of February, 1999.


                                            ------------------------------------
                                                          Notary Public

(Notary Seal)
My commission expires: CAROL F. JOHNSON
                       ----------------

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

         I, a Notary Public of the County and state aforesaid, certify that _______________________, personally appeared before me this day and acknowledged that (s)he is _____________ Secretary of WANDEL & GOLTERMANN TECHNOLOGIES, INC. a North Carolina corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed its name by its _______ President, sealed with its corporate seal and attested by him/herself as its _________________ Secretary.

         Witness my hand and official seal, this ____ day of __________________, 199_.


                                            ------------------------------------
                                            Notary Public

(Notary Seal)

My commission expires: CAROL F. JOHNSON
                       ----------------

                                    EXHIBIT A

Being all of Lot S-5B, containing 10.00 acres, more or less, as shown on plat and survey thereof entitled, "Subdivision Map for Lot S-5A and Lot S-5B, Imperial Center", prepared by Kenneth Close, Inc., dated 07-30-93, and recorded in Plat Book 131, Page 87, Durham County Registry, to which plat reference is hereby made for a more particular description thereof

TOGETHER WITH and SUBJECT TO all easements and rights appurtenant as set forth in those certain Declaration of Covenants Containing Easements recorded in Book 1963, Page 190, Durham County Registry.

Prepared by and mail after recording to: Maupin, Taylor & Ellis, P.O. Drawer 19764, Raleigh, North Carolina 27619-9764 Attn. Gerald A. Tingen

NORTH CAROLINA
DURHAM COUNTY

                                              FIFTH AMENDMENT TO LEASE AGREEMENT

         THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") dated for reference purposes October 1, 1999, by and between W & G ASSOCIATES, A NORTH CAROLINA LIMITED PARTNERSHIP ("Landlord") and WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation ("Tenant")

         WHEREAS, W & G Associates, a North Carolina general partnership, and
W & G Instruments, Incorporated, a New Jersey Corporation previously entered into that certain Lease Agreement dated October 1, 1984 and amended January 31, 1986, October 1, 1989 and January 24, 1994 as ratified July 5, 1994 and amended as of February 23, 1999 (collectively the "Lease Agreement") with respect to a certain parcel of land more commonly known as Lot 5-5B, containing 10.00 acres, more or less as shown on plat and survey thereof entitled "Subdivision Map for Lot S-5-A and Lot S-5B, Imperial Center", prepared by Kenneth Close, Inc. dated July 30, 1993, and recorded in Plat Book 131, Page 87, Durham County Registry, TOGETHER with certain easements set out in Book 1963, Page 190, Durham County Registry.

         WHEREAS, Wandel & Goltermann, Inc., a New Jersey corporation, fully succeeded to all of the interests of W & G Instruments, Incorporated as the tenant in said Lease Agreement; and

         WHEREAS, W & G Associates, a North Carolina general partnership, and Wandel & Goltermann, Inc. amended the Lease Agreement on January 31, 1986; and

         WHEREAS, Frank Goltermann fully succeeded to all of the interests of W & G Associates as the landlord in the Lease Agreement and became the sole owner of the Premises which is the subject of the Lease Agreement; and

         WHEREAS, Wandel & Goltermann, Inc. changed its name to Wandel & Goltermann Technologies, Inc.; and

         WHEREAS, Frank Goltermann and Wandel & Goltermann Technologies, Inc. amended the Lease Agreement on October 1, 1989; and

         WHEREAS, Wandel & Goltermann Technologies, Inc., a New Jersey corporation, merged into W & G Sub, Inc., a North Carolina corporation, with the surviving corporation being Wandel & Goltermann Technologies, Inc., a North Carolina corporation; and

         WHEREAS, the real property subject to the Lease was conveyed from Frank Goltermann and wife, Dorothea Goltermann to W & G Associates, a North Carolina limited partnership by deed recorded in Book 1886, Page 784, Durham County Registry, and Landlord has fully succeeded to all of the interests of Frank Goltermann as the landlord in the Lease Agreement and is now the sole owner of Premises which is the subject of the Lease Agreement; and

         WHEREAS, a Third Amendment to Lease was made and entered into as of the 24th day of January, 1994 by Wandel and Goltermann Technologies, Inc. a North Carolina corporation as Tenant and Wandel & Goltermann Associates, a North Carolina general partnership as Landlord covering certain Premises located on Lot S-5B as shown on Plat Book 131, Page 87, Durham County Registry; and

         WHEREAS, a Memorandum of Lease referencing the Third Amendment to Lease was recorded in Book 1972, Page 855 through 860, Durham County Registry was executed in the name of Wandel and Goltermann Associates, a North Carolina general partnership as Landlord; and

         WHEREAS, although the Third Amendment to Lease and the Memorandum of Lease referencing the Third Amendment to Lease incorrectly name the Landlord as "Wandel & Goltermann Associates, a North Carolina general partnership", both documents have been ratified by W & G Associates, a North Carolina limited partnership by Ratification recorded in Book 1999, Page 773, Durham County Registry; and

         WHEREAS, Landlord and Tenant entered into a Fourth Amendment to Lease Agreement dated as of February 23, 1999; and

         WHEREAS, Landlord and Tenant have agreed to amend the Lease Agreement as more fully set out herein;

         NOW THEREFORE, for and in consideration of the promises set out herein, and for other good and valuable consideration exchanged between the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. Paragraph 12 of the Lease Agreement, "Damage or Destruction of Premises" is hereby deleted and the following substituted in lieu thereof:

                  12. DAMAGE OR DESTRUCTION OF PREMISES. If the building or the Premises shall be damaged or destroyed by fire or other casualty, Tenant will, within one hundred fifty (150) days from the date of said damage or destruction, repair, restore or replace said building or Premises so that the same will thereafter be in as good a condition as existed immediately prior to such fire or other casualty. If in the reasonable opinion of a contractor or architect mutually agreeable to Landlord and Tenant the building cannot be replaced, restored and repaired within 150 days from the date of the casualty or damage, Landlord or, so long as Tenant's unreasonable delay is not a factor in such contractor's or architect's opinion that the Premises cannot be replaced, restored and repaired within 150 days, Tenant, upon written notice to the other, shall have the right to terminate this Lease within fifteen (15) business days after receipt of the written opinion of the approved contractor or architect. Provided, however, that if this Lease is terminated pursuant to the provisions of this Paragraph, all insurance proceeds otherwise payable to Tenant for repair, replacement or restoration of said damage or destruction shall be paid to Landlord, except to the extent that said insurance proceeds are for damage to Tenant's equipment or fixtures on the Premises that are to remain the property of Tenant.

         2. Pursuant to Paragraph 2, TERM of the Lease Agreement, Tenant has the option to extend the term of the Lease Agreement for three (3) successive renewal terms of two (2) years each upon written notice to Landlord at least six
(6) months prior to the expiration of the then current term. It is agreed between the parties that (i) once a renewal term is exercised it ceases to exist and may not be exercised in a subsequent renewal term and (ii) subject to the requirement to notify Landlord at least six (6) months prior to the expiration of the then current term, Tenant may notify Landlord of the exercise of one or more of the renewal terms at any one time. Notwithstanding the foregoing, upon termination or earlier expiration of the term of the Lease Agreement, all renewal terms and any unexercised right to renew shall be terminated.

         3. The loan financing the construction of the improvements on the Premises (together with the cost of the land) through borrowing from The Durham County Industrial Facilities and Pollution Control Financing Authority (the "Authority"), such loan funds having been raised by the Authority issuing and selling its industrial revenue bonds in the principal amount of $2,600,000.00 and made pursuant to a Loan Agreement dated as of October 1, 1984, between the Authority and Landlord, has been paid in full and cancelled of record. Accordingly, Paragraph 5 of the Lease Agreement, USE, is hereby amended to delete the requirements that Tenant operate the Premises in such a manner that the same will be a "project" within the meaning of Chapter 800 of the 1975 Session Laws of North Carolina, as amended, which as codified appears as Chapter 159C of the General Statutes of North Carolina, and that Landlord and Tenant comply with the applicable terms and provisions of the Bond Documents.

         4. As modified by this Fifth Amendment, the Lease Agreement is ratified, confirmed and continues in full force and effect. Capitalized terms not defined herein shall have the meaning set forth in the Lease Agreement.

         5. This Amendment is subject to the consent of First Union National Bank, Landlord's lender whose consent has been granted in writing, a copy of which consent is attached hereto.

                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment under seal in the manner prescribed by law.

W & G ASSOCIATES, A NORTH CAROLINA LIMITED PARTNERSHIP (SEAL)


By:                                 (Seal)
   ---------------------------------


WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation


By:
   ---------------------------------
              President


ATTEST:


By:
   ---------------------------------
              Secretary

(Corporate Seal)

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment under seal in the manner prescribed by law.

W & G ASSOCIATES, A NORTH CAROLINA LIMITED PARTNERSHIP (SEAL)

By:                                 (Seal)
   ---------------------------------


WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation


By:
   ---------------------------------
              President


ATTEST:


By:
   ---------------------------------
              Secretary

(Corporate Seal)

CONSENT OF LENDER

First Union National Bank executes this Fifth Amendment for the sole purpose of evidencing its consent to the terms of such Fifth Amendment.


FIRST UNION NATIONAL BANK
(formerly, First Union National Bank of North Carolina)



By:
   ---------------------------------
              President


ATTEST:


By:
   ---------------------------------
              Secretary

(corporate seal)

                                    EXHIBIT D

DESCRIPTION OF POSSIBLE SUBTENANT ALTERATIONS OR ADDITIONS TO SUBLEASE PREMISES

Subtenant intends to make certain alterations or additions to the Sublease Premises during the Initial Sublease Term and possibly the Extended Sublease Term, which alterations or additions are contemplated to allow a continuation of substantially the same uses and purposes of the improvements and equipment in Subtenant's premises at 1035 Swabia Court, Durham, North Carolina. Such alterations or additions may include, but are not limited to, the following:

o Fiber optic cable that will be laid underground from Prime Landlord's property line with Glaxo Wellcome, Inc. up to and into the Sublease Premises and into Subtenant's computer and telecommunications equipment room.

o Possible removal from the Sublease Premises of existing coaxial cable and various related attachments and installation of CAT-5 or equivalent wiring and related attachments for connecting and operating Subtenant's computer network.

o Telecommunications wiring, equipment, and related attachments to the extent required in the event that Sublandlord's existing telecommunication wiring, equipment, and related attachments cannot be utilized by Subtenant for establishing both internal and external voice and data communications within the Sublease Premises and with external third parties.

o The possible installation of non-load-bearing walls as may be required to reconfigure the Sublease Premises to meet the requirements of Subtenant's use.

o The construction of laboratory facilities typical of that used by industrial researchers for biological research purposes equipped with standard laboratory equipment, including: laboratory benches with hot and cold running water, natural gas outlets and sinks with drains leading to plumbing that will have been installed in the Sublease Premises and connected to the Sublease Premises sewer system; additional lighting fixtures, ventilation hoods with external venting and other such equipment that is typical in a laboratory facility.

     o The following specialized facilities will be required: a tissue culture room(s) and associated ventilation and fume hoods; a pilot manufacturing laboratory and clean room space, a Bio-level Safety 2 (BL-2) licensed laboratory for use with poultry specific pathogens, a licensed radioactive use and associated storage area, an area(s) designated for work with poultry embryos, a laboratory designed for use with various poultry microbiological samples from the field, a dark room, a storage room for supplies, dedicated space(s) with egg delivery equipment and associated devices for use in testing biological materials and for process


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         optimization studies, bio-hazard waste storage facility, laundry, autoclaves and dishwashing room.

     o Specialized laboratory equipment includes -70oC freezers, walk-in freezers for the storage of freeze-dried vaccines, high speed centrifuges and specialized equipment for purification of biological materials and production of recombinant materials by fermentation and autoclaves.

     o The ventilation and fume hoods will require anywhere from between six and ten individual ventilation ducts that will penetrate the roof to the outside of the Sublease Premises. Subtenant's R&D personnel and outside consulting engineers have advised Subtenant that these hoods must be vented vertically and not horizontally through the wall of the Sublease Premises in order to ensure that the vented exhaust clears the Sublease Premises "envelope" and is not drawn back into the building through the HVAC units on the roof. The two autoclaves will also require external venting, and the HVAC units for the walk in freezers will most likely be mounted on the roof, also necessitating penetration of the roof. Subtenant agrees that any penetrations of the roof will only be performed by Sublandlord's contractor and only if Sublandlord's contractor will affirm the continuing warranty given with respect to the roof after installation of the roof penetrations to accommodate Subtenant's vents.

o The construction of manufacturing facilities, including: steel-framed mezzanine storage areas, compressed air and related compressed air outlets connected to an external compressor, 220-volt electrical power outlets, additional lighting fixtures, power lift assists on the loading docks and plumbing outlets similar to those installed in the laboratory facilities.

o The requirements for specialized facilities will require a number of individual rooms, possibly needing individual air handling and temperature controls for controlling the atmosphere, the quality of air, and the air pressure variance with respect to the rest of the Sublease Premises. The air would in all probability be HEPA filtered, both coming in and being exhausted, and may require individual HVAC equipment to be positioned on top of the rooms or on the roof of the Sublease Premises. The walls for these rooms will in all probability be self-contained and may be prefabricated, similar to clean rooms used to manufacture silicon wafers for the semiconductor industry.

o    The manufacturing area will perform the following activities:

     o Receive Subtenant's INOVOJECT(R) vaccination system from its outsourced manufacturer approximately 85% complete.

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     o   Complete the other 15% of the INOVOJECT(R)system's construction, including the programming, installation and testing of electro-mechanical controls, and the attachment of vaccination tubing, injection head tooling and sterilization system.

     o Test the INOVOJECT(R) system. This requires either a 110-volt or a 220-volt power source and compressed air supply of approximately 100 pounds per square inch. Subtenant has a compressor located outside its present facility which it would relocate outside of the Sublease Premises if unable to use Sublandlord's compressed air supply.

     o Rebuild and refurbish used INOVOJECT(R)systems and components. This will require disassembly, some cleaning with a portable steam generator outside and beyond the loading dock area, and reassembly with new or rebuilt components such as pumps, vacuum motors and air and electrically actuated controls. Very little if any cleaning solvents are used (possibly some de-greasing agents) and the sterilization fluid used during test cycles and system cleaning prior to shipment of the INOVOJECT(R)system to the customer consists of a tap water and a household bleach or isopropyl alcohol mixture which, as a non-hazardous substance, is collected and discharged into a sink or other plumbed drain outlet. Any recyclable materials would be deposited in specially designated containers outside the Sublease Premises for removal by a third party waste hauler as is currently done at Embrex's present facility.

     o Shipping and Receiving activities are predominantly the dispatching (usually by Federal Express) of spare parts to INOVOJECT(R) system customers or Subtenant's field service technicians.

Prior to the commencement of any alterations or additions, Subtenant will make a videotaped record of that part of the Sublease Premises to which Subtenant intends to make such alterations or additions and review said tape with Sublandlord. The parties shall then agree in good faith to resolve any differences of opinion with respect to the condition of the Sublease Premises. Subtenant will make a copy of the videotaped record for Sublandord. The purpose of the videotaped record is to facilitate Subtenant's compliance with its obligations to restore the Initial Sublease Premises and Expansion Sublease Premises in accordance with Section 19 of the Sublease.



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                      CONSENT OF PRIME LANDLORD TO SUBLEASE







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